EXECUTION COPY




                         SECURITYHOLDERS AGREEMENT



                                BY AND AMONG



                               CITIGROUP INC.

                         GOLDEN STATE BANCORP INC.

                            MAFCO HOLDINGS INC.

                           GSB INVESTMENTS CORP.

                     MACANDREWS & FORBES HOLDINGS INC.

                          HUNTER'S GLEN/FORD, LTD.

                                    AND

                               GERALD J. FORD





                          DATED AS OF MAY 21, 2002



                             TABLE OF CONTENTS

Section                                                                     Page

1.       Definitions.........................................................2
2.       Agreements..........................................................4
3.       Representations and Warranties......................................7
4.       Stop Transfer......................................................11
5.       Restriction on Sales of Securities.................................11
6.       Other Agreements...................................................13
7.       Waiver of Claims...................................................25
8.       No Tampering.......................................................25
9.       Indemnification....................................................26
10.      Termination........................................................30
11.      Miscellaneous......................................................31



                         SECURITYHOLDERS AGREEMENT

         SECURITYHOLDERS AGREEMENT (this "Agreement"), dated as of May 21, 2002, by and among CITIGROUP INC., a Delaware corporation ("Parent"), GOLDEN STATE BANCORP INC., a Delaware corporation (the "Company"), MAFCO HOLDINGS INC., a Delaware corporation ("MFI"), GSB INVESTMENTS CORP., a Delaware corporation and a subsidiary of MFI ("GSB Investments"), MACANDREWS & FORBES HOLDINGS INC., a Delaware corporation and a subsidiary of MFI ("MFH"), HUNTER'S GLEN/FORD, LTD., a limited partnership organized under the laws of the State of Texas ("HG/F"), and Gerald J. Ford, an individual and a general partner of HG/F ("Ford", and together with MFI, GSB Investments, MFH and HG/F, the "Securityholders").


                            W I T N E S S E T H:
                            - - - - - - - - - -

         WHEREAS, concurrently with the execution and delivery of this Agreement, an Agreement and Plan of Merger (as such agreement may be amended from time to time, the "Merger Agreement") is being entered into by and among Parent, the Company and MERCURY MERGER SUB, INC., a Delaware corporation ("Sub"), pursuant to which the Company has agreed to merge with and into Sub, with Sub continuing as the surviving corporation (the "Merger");

         WHEREAS, each of the Securityholders Beneficially Owns (as defined below) the shares of Company Common Stock set forth opposite the name of such Securityholder on Schedule I hereto, with sole power to vote such shares, other than as listed and described on Schedule II;

         WHEREAS, as a condition to, and in consideration for, Parent's willingness to enter into the Merger Agreement and to consummate the transactions contemplated thereby, Parent has required that the Securityholders enter into this Agreement; and

         WHEREAS, the parties hereto desire to amend certain ongoing relationships between the Company and the Securityholders.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Definitions. For purposes of this Agreement:
            -----------

         (a) Capitalized terms used but not defined herein, and the terms "subsidiary" and "affiliate," shall have the meanings ascribed to them in the Merger Agreement. An Index of Defined Terms is included in Schedule III hereto.

         "Applicable HG/F Minimum Amount" means, as of any date of determination prior to the settlement of the audit by the IRS of the Federal consolidated income tax return of the Golden State Bancorp Inc. consolidated group for the 1999 taxable year, as evidenced by an appropriate IRS Form 4549 signed by an IRS examiner and agreed to by the Taxpayer, the greatest of (A) the product of (x) .2 and (y) the aggregate Litigation Escrow Shares, if any, issued prior to and issuable at the time of such determination, (B) the product of (x) .02 and (y) the amount of Unaudited Tax Benefits, and (C) $4,000,000; and, as of any date of determination thereafter, the greater of the amount determined under clause
(A) and the amount determined under clause (B).

         "Applicable MFI Minimum Amount" means, as of any date of determination prior to the settlement of the audit by the IRS of the Federal consolidated income tax return of the Golden State Bancorp Inc. consolidated group for the 1999 taxable year, as evidenced by an appropriate IRS Form 4549 signed by an IRS examiner and agreed to by the Taxpayer, the greatest of (A) the product of (x) .8 and (y) the aggregate Litigation Escrow Shares, if any, issued prior to and issuable at the time of such determination, (B) the product of (x) .08 and (y) the amount of Unaudited Tax Benefits, and (C) $16,000,000; and, as of any date of determination thereafter, the greater of the amount determined under clause
(A) and the amount determined under clause (B).

         "Average Daily Closing Price of Company Common Stock" shall mean the arithmetic average of the 4:00 p.m. Eastern Time closing sales prices of Company Common Stock reported on the New York Stock Exchange Composite Tape for all trading days between and including January 1, 2002 and the Closing Date.

         "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement or contract. Without duplicative counting of the same securities by a Securityholder, securities Beneficially Owned by a Securityholder shall include any securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meaning of Section 13(d)(3) of the Exchange Act, and any securities held by any subsidiary of that Securityholder.

         "Company Share Value" means, as of any date as of which the value of Company Common Stock is relevant for purposes of this Agreement, the arithmetic average of the 4:00 p.m. Eastern Time closing sales prices of Company Common Stock reported on the New York Stock Exchange Composite Tape for the thirty consecutive trading days immediately preceding but not including the second business day prior to such date.

         "Damages" means any and all (i) actual damages, claims, losses, liabilities, costs, penalties, fines and amounts paid or expenses incurred (including reasonable fees for attorneys, accountants, consultants and experts, except as otherwise expressly provided herein), (ii) obligations to third parties, (iii) expenditures, and/or (iv) judgments, decrees, orders, injunctions, writs, or rulings of any Governmental Entity or arbitration tribunal, or awards or settlements that are imposed in favor of the Person seeking Damages or to which such Person is otherwise entitled hereunder.

         "Escrow Termination Date" means ninety (90) days following the latest to occur of (i) the expiration of the applicable statute of limitations (taking into account any extensions thereof) for all taxable periods of the Company, Parent or any of their subsidiaries (as applicable) with respect to which Tax Benefits for which the Major Shareholders have received payment are utilized, and (ii) the expiration of the statute of limitations (taking into account any extensions thereof) applicable to taxes for all Consolidated Years (as defined in Section 3(c)(i)).

         "1998 Merger Agreement" means the Agreement and Plan of
Reorganization by and among the Company, GS Financial Corporation, First Nationwide (Parent) Holdings Inc., First Nationwide Holdings Inc., First Gibraltar Holdings Inc., and Hunter's Glen/Ford, Ltd., dated as of February 4, 1998, as amended and supplemented.

         "Parent Share Value" means, as of any date as of which the value of Parent Common Stock is relevant for purposes of this Agreement, the arithmetic average of the 4:00 p.m. Eastern Time closing sales prices of Parent Common Stock reported on the New York Stock Exchange Composite Tape for the ten consecutive trading days immediately preceding but not including the second business day prior to such date. In the event that an Adjustment Event occurs during any period used in calculating the Parent Share Value, the Parent Share Value shall be adjusted accordingly to provide to the Major Shareholders the same economic effect as contemplated by this Agreement but for such Adjustment Event.

         "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

         "Quarterly Date" shall mean for any taxable period, each of March 15, June 15, September 15, and December 15, provided, however, that for any taxable period in which such a date occurs prior to the Closing Date, "Quarterly Date" shall mean the Closing Date and each such date occurring after the Closing Date.

         "Unaudited Tax Benefits" shall mean any Federal Net Tax Benefits (with respect to which shares have been issued or amounts have been paid pursuant to Section 1.6(c) of the 1998 Merger Agreement or this Agreement) resulting from Tax Benefits arising (as distinct from being utilized) in a taxable period for which no settlement of an audit by the IRS has occurred, as evidenced by an appropriate IRS Form 4549 signed by an IRS examiner and agreed to by the Taxpayer.

                  (b) The following terms shall have the meanings specified in the 1998 Merger Agreement: "Adjustment Event," "Federal Net Tax Benefits," "Tax Benefits," "Taxable Period," "Pro Forma Factor," "Average Daily Price," "Taxpayer" and "Tax Sharing Agreement," except that, after the Closing Date, "Taxpayer" shall include the affiliated group of corporations within the meaning of Section 1504 of the Code of which Parent or its successor is the common parent.

         2. Agreements.
            ----------

         (a) Voting Agreement. Each Securityholder shall, at any meeting of the holders of Company Common Stock, however such meeting is called and regardless of whether such meeting is a special or annual meeting of the securityholders of the Company, or in connection with any written consent of the securityholders of the Company, vote (or cause to be voted) the Company Common Stock (if any) then held of record or Beneficially Owned by such Securityholder and entitled to vote (i) in favor of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; and
(ii) against any Company Takeover Proposal and against any action or agreement reasonably likely to impede, frustrate, prevent or nullify the Merger, this Agreement or the Merger Agreement, or reasonably likely to result in any of the conditions set forth in Article VI of the Merger Agreement not being fulfilled. Notwithstanding the foregoing, subject to
Section 2(b) hereof, the provisions of this Section 2(a) shall not apply to such shares of Company Common Stock set forth on Schedule II that are Beneficially Owned by a Securityholder, but with respect to which such Securityholder does not, on the date hereof and at the time of such meeting or written consent, have the power to vote such shares with respect to the matters set forth in this Section 2(a) pursuant to the agreements listed and described on Schedule II or does not as of the time of such meeting or written consent have the power to vote such shares with respect to the matters set forth in this Section 2(a) due to an arrangement or agreement entered into after the date hereof in compliance with the second sentence of paragraph (b) below, including the proviso thereto ("Non-Voting Shares").

         (b) No Inconsistent Arrangements. Each Securityholder hereby covenants and agrees that it shall not, except as its ability to do so may be limited by the arrangements set forth on Schedule II hereto, (i) transfer (which term shall include, for purposes of this Section 2(b), without limitation, any sale, gift, pledge, encumbrance or other disposition), or consent to any transfer of, any or all of such Securityholder's shares of Company Common Stock, or any interest therein,
(ii) enter into any contract, option, swap, forward sales or other agreement or understanding with respect to any transfer of any or all of such Company Common Stock, or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to such Company Common Stock, (iv) deposit such shares of Company Common Stock into a voting trust or enter into a voting agreement or arrangement with respect to such Company Common Stock, or (v) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder. Notwithstanding anything to the contrary in this
Section 2(b), each Securityholder may subject any shares of Company Common Stock to any pledge, option, contract, swap, hedge, forward sales or other agreement or arrangement, or take any action contemplated by clauses (i),
(ii), (iii) or (v) of the first sentence of this Section 2(b) in connection with any hedging, financing or refinancing transaction or in connection with any amendment, modification, extension, refinancing, replacement or substitution of any agreement or arrangement described on Schedule II; provided, that (i) no such action may be undertaken by any Securityholder in violation of (and shall be subject to) such Securityholders' obligations under the first sentence of Section 2(a) hereof and Section 2(c)(i) hereof, and (ii) such party shall continue to have the ability to vote or cause to be voted with respect to the matters set forth in Section 2(a) hereof at least that number of shares of Company Common Stock other than Non-Voting Shares as of the date hereof. In the event that any of such Securityholders' shares of Company Common Stock are subject to any pledge, option, contract, swap, forward sales or other agreement or understanding with respect to any transfer of any or all of such Company Common Stock, or any interest therein, voting trust, voting agreement, proxy, power-of-attorney or other similar agreement or understanding on the date hereof, a description thereof shall be set forth on Schedule II hereto, and such Securityholder hereby agrees that (i) immediately upon termination or expiration thereof, the shares of Company Common Stock subject thereto shall thereafter become subject to each and every provision hereof, and
(ii) such Securityholder shall be prohibited, for so long as this Agreement remains in effect, from amending or otherwise modifying any such agreement, arrangement or understanding in any manner that would expand (by the inclusion of additional shares or otherwise) any existing restrictions on compliance with the terms of this Section 2. Notwithstanding the foregoing, it is hereby acknowledged and agreed that the provisions of clauses (i) and
(ii) of the immediately prior sentence shall not apply to any amendment, modification, extension, refinancing, replacement or substitution of any such agreement or understanding described on Schedule II hereto; provided, that (i) no such amendment, modification, extension, refinancing, replacement or substitution may be undertaken in violation of (and shall be subject to) such Securityholder's obligations under Sections 2(a) and 2(c)(i) hereof, and (ii) such party shall continue to have the ability to vote or cause to be voted with respect to the matters set forth in Section 2(a) hereof at least that number of shares of Company Common Stock other than Non-Voting Shares as of the date hereof.

         (c) Grant of Irrevocable Proxy; Appointment of Proxy.

              (i) Subject to Section 10, each Securityholder hereby irrevocably grants to, and appoints, Robert Willumstad, Sir Deryck Maughan, Stephanie Mudick and Andrew Felner, or any one of them, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, such Securityholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Securityholder, to vote such Securityholder's Company Common Stock (other than Non-Voting Shares) in favor of the transactions contemplated by the Merger Agreement and against any Company Takeover Proposal. Each Securityholder will cause any record holder of Company Common Stock Beneficially Owned by such Securityholder (other than Non-Voting Shares) to grant substantially similar proxies as requested in accordance with Section 11(e) hereof. Notwithstanding the foregoing, this Section 2(c)(i) shall not apply to the extent that the applicable Securityholder is not able to comply herewith as a result of the arrangements set forth on Schedule II hereto.

              (ii) Each Securityholder represents to Parent as to itself that any proxies heretofore given in respect of such Securityholder's Company Common Stock (other than with respect to Non-Voting Shares) are not irrevocable, and that any such proxies are hereby revoked, except as listed and described on Schedule II.

              (iii) Each Securityholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Securityholder's execution and delivery of this Agreement. Each Securityholder hereby affirms that the irrevocable proxy set forth in this
Section 2(c) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Securityholder under this Agreement. Each Securityholder hereby further affirms that the irrevocable proxy is coupled with an interest and, subject to Section 10, may under no circumstances be revoked. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.

         (d) No Solicitation. Each Securityholder hereby agrees, in its capacity as a securityholder of the Company, that neither such Securityholder nor any of its subsidiaries shall (and such Securityholder shall use its reasonable best efforts to cause its officers, directors, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any Person (other than Parent, any of its affiliates or representatives) concerning any Company Takeover Proposal. Each Securityholder will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Company Takeover Proposal. Notwithstanding anything contained herein to the contrary, nothing contained in this
Section 2(d) shall restrict any officer, director or employee of such Securityholder or its subsidiaries (or any of their representatives or agents) from taking any action in his or her capacity as a director or officer of the Company (or representative or agent of the Company) which is permitted to be taken pursuant to Section 4.3 of the Merger Agreement, and no such action shall be deemed to violate this Section 2(d).

         (e) Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement; provided that nothing contained in this Section 2(e) shall restrict any officer, director or employee of a Securityholder or its subsidiaries from taking any action in his or her capacity as a director or officer of the Company which is permitted to be taken pursuant to Section 4.3 of the Merger Agreement, and no such action shall be deemed to violate this
Section 2(e)..

         (f) Waiver of Appraisal Rights. Each Securityholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have.

         3. Representations and Warranties.
            ------------------------------

         (a) Each Securityholder hereby represents and warrants to Parent as to itself as follows:

              (i) Ownership of Securities. On the date hereof, such Securityholder is the Beneficial Owner of the Company Common Stock as set forth next to such Securityholder's name on Schedule I hereto (the "Existing Securities" of such Securityholder) and the Existing Securities of such Securityholder are owned of record by such Securityholder or certain of its subsidiaries or by nominees on their behalf (together, the "Record Holders" of such Securityholder's Existing Securities), other than as set forth on Schedule II. On the date hereof, the Existing Securities of such Securityholder constitute all of the shares of voting capital stock of the Company owned of record or Beneficially Owned by such Securityholder. Except as listed and described on Schedule II, the Record Holders of such Securityholder's Existing Securities have sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power (if any) to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Securities of such Securityholder with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

              (ii) Power; Binding Agreement. Such Securityholder has the corporate power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by such Securityholder and constitutes a valid and binding agreement of such Securityholder, enforceable against such Securityholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Securityholder is a trustee whose consent is required for the execution and delivery of this Agreement or the compliance by such Securityholder with the terms hereof.

              (iii) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any Governmental Entity is required for the execution of this Agreement by such Securityholder and the consummation by such Securityholder of the transactions contemplated hereby, and none of the execution and delivery of this Agreement by such Securityholder, the consummation by such Securityholder of the transactions contemplated hereby or compliance by such Securityholder with any of the provisions hereof shall (A) conflict with or result in any breach of any organizational documents applicable to such Securityholder, except as set forth on Schedule II hereto, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Securityholder is a party or by which such Securityholder or any of its properties or assets may be bound (except as set forth on Schedule II), or (C) violate any order, writ, injunction, decree, judgment, order, statute, arbitration award, rule or regulation applicable to such Securityholder or any of its properties or assets.

              (iv) Tax Matters. Neither such Securityholder nor any of its affiliates or subsidiaries has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance that could prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

              (v) Calculations Used in 1998 Merger Agreement. The actual amount of the "Pro Forma Factor" used in accordance with the 1998 Merger Agreement, was .58. The actual "Average Daily Price" agreed upon by the parties to the 1998 Merger Agreement, and used in accordance therewith, was $22.18. The manner of random selection used in the 1998 Merger Agreement to determine the fifteen randomly selected days for the purpose of calculating the values of the Average Daily Price and certain other defined terms was determined by KPMG.

         (b) Parent hereby represents and warrants to each Securityholder as follows:

              (i) Power; Binding Agreement. Parent has the corporate power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms.

              (ii) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any Governmental Entity is required for the execution of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby, and none of the execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby or compliance by Parent with any of the provisions hereof shall (A) conflict with or result in any breach of any organizational documents applicable to Parent, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any material note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent is a party or by which Parent or any of its properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, arbitration award, rule or regulation applicable to Parent or any of its properties or assets.

         (c) MFI hereby represents and warrants to Parent the following, except as set forth on Schedule 3(c):

              (i) For each taxable period during which the Company or any of its subsidiaries (or any predecessor of the Company or any of its subsidiaries) (each of such entities, a "GSB Entity") was a member of a Federal consolidated group or state or local combined or unitary group (or any similar foreign group) of which MFI was the common parent (an "MFI Group" and each such period, a "Consolidated Year"), each member of the MFI Group has (A) timely filed (or there have been timely filed on its behalf) with the appropriate Governmental Entities all material income Tax Returns required to be filed by it (giving effect to all extensions) and such Tax Returns are true, correct and complete in all material respects; and (B) timely paid in full (or there has been timely paid in full on its behalf) all material Taxes required to have been paid by it.

              (ii) As of the date of this Agreement, no Federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any income Taxes or income Tax Returns of a member of the MFI Group for any Consolidated Year, and no member of the MFI Group has received a written notice of any material pending or proposed claims, audits or proceedings with respect to Taxes for any Consolidated Year.

              (iii) No claim has been made in writing by any Governmental Entities in a jurisdiction where a member of the MFI Group has not filed income Tax Returns for a Consolidated Year that such member of the MFI Group is, or may be, subject to income taxation by that jurisdiction for such Consolidated Year.

              (iv) No member of the MFI Group has received any notice of deficiency or assessment from any Governmental Entity for any material amount of income Tax that relates to a Consolidated Year that has not been fully settled or satisfied, and to the knowledge of MFI (after reasonable investigation), no such deficiency or assessment is proposed.

              (v) For purposes of this Section 3(c), references to "income Taxes" shall include all income and franchise Taxes and any other Taxes based upon or measured by income and "income Tax Returns" shall mean Tax Returns relating to "income Taxes".

              (vi) No third parties, including without limitation, Credit Suisse First Boston Corporation and JP Morgan Securities Inc. and their respective affiliates, have any rights to cause Parent to implement a registration of shares of Parent Common Stock under the Securities Act pursuant to any agreement listed on Schedule II. Except as listed on
Schedule II, the Securityholders are not a party to any agreement granting a third party any right to cause Parent to implement such a registration.

         4. Stop Transfer. Each Securityholder agrees that it shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of its Existing Securities, unless such transfer is made in compliance with this Agreement. In the event of any dividend or distribution (other than any cash dividend or cash distribution), or any change in the capital structure of the Company by reason of any non-cash dividend, split-up, recapitalization, combination, exchange or conversion of securities, or the like, other than in connection with the Merger, the term "Existing Securities" shall refer to and include the Existing Securities as well as all such dividends and distributions of securities and any securities into which or for which any or all of the Existing Securities may be changed, exchanged or converted.

         5. Restriction on Sales of Securities.
            ----------------------------------

         (a) Each Securityholder agrees that neither it nor any of its subsidiaries will sell, transfer or otherwise dispose of any shares of Parent Common Stock it receives as a result of the Merger or upon the exercise of Assumed Options unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act (as such rule may be amended from time to time), (iii) in the opinion of counsel in form and substance reasonably satisfactory to Parent, or under a "no-action" letter or interpretive letter from the staff of the Securities and Exchange Commission, such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Securities Act or (iv) in the event that such Securityholder has the right to have the legends set forth in paragraphs
(c) and (d) below removed pursuant to paragraph (e) below.

         (b) Each Securityholder understands that Parent is under no obligation to register the sale, transfer or other disposition of Parent Common Stock by such Securityholder or on such Securityholder's behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

         (c) Each Securityholder understands that stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Common Stock issued to such Securityholder as a result of the Merger or upon the exercise of Assumed Options and that there will be placed on the certificates, if any, for such shares, or any substitutions therefor, a legend stating in substance:

          "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement between the registered holder hereof and Citigroup Inc., a copy of which agreement is on file at the principal offices of Citigroup Inc."

         (d) Each Securityholder understands that, unless the transfer by it of the Parent Common Stock issued to it as a result of the Merger or upon the exercise of Assumed Options has been registered under the Securities Act or such transfer is made in conformity with the provisions of Rule 145(d) under the Securities Act, Parent reserves the right, in its sole discretion, to place the following legend on the certificates, if any, issued to the transferee:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement under, or in accordance with and exemption from the registration requirements of, the Securities Act of 1933."

         (e) It is understood and agreed by each Securityholder that the legends set forth in paragraphs (c) and (d) above shall be removed by delivery of substitute certificates without such legend and any stop transfer instructions will be lifted (A) if one year (or such other period as may be required by Rule 145(d)(2) or any successor thereto) shall have elapsed from the date such Securityholder acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) (or any successor thereto) are then available to such Securityholder, (B) if two years (or such other period as may be required by Rule 145(d)(3) or any successor thereto) shall have elapsed from the date such Securityholder acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) (or any successor thereto) are then available to such Securityholder or (C) if such Securityholder shall have delivered to Parent
(i) a copy of a "no-action" letter or interpretative letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Securities Act or (ii) a written statement from such Securityholder representing that that the Parent Common Stock represented by such certificates are being or have been sold in conformity with the provisions of Rule 145(d) or pursuant to an effective registration statement under the Securities Act.

         (f) With respect to shares of Parent Common Stock issuable to the Major Shareholders following the Effective Time pursuant to the terms of
Section 6(c)(iii) of this Agreement (other than Section 6(c)(iii)(A)) or the terms of Section 1.6(a) or (b) of the 1998 Merger Agreement ("Issuable Shares"), each Major Shareholder represents and warrants to Parent as to itself that such Major Shareholder will acquire Issuable Shares not with a view toward, or for sale in connection with, any distribution in violation of the Securities Act. Each Major Shareholder acknowledges and agrees that Issuable Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, except pursuant to an exemption from such registration under the Securities Act and such laws. Each Major Shareholder represents and warrants to Parent as to itself that such Major Shareholder (i) is able to bear the economic risk of holding the Issuable Shares for an indefinite period, (ii) can afford to suffer the complete loss of its investment in the Issuable Shares, and (iii) has knowledge and experience in financial and business matters such that such Major Shareholder is capable of evaluating the risks of the investment in Issuable Shares. Each Major Shareholder acknowledges and agrees that, until no longer required by applicable law, the certificates evidencing Issuable Shares shall contain a legend substantially as follows (it being agreed Parent will provide replacement certificates without any such legend if such legend is not required by applicable law in Parent's reasonable judgment upon request by a Major Shareholder):

           "The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares represented by this certificate may only be sold or transferred if they are at the time registered under the Securities Act of 1933 or if the sale or transfer thereof is not required to be so registered or is made pursuant to an exemption from registration provided by the Securities Act or the rules and regulations promulgated thereunder."

         6. Other Agreements.
            ----------------

                  (a) Registration Rights Agreement. As of the Effective Time, without any further action, that certain Registration Rights Agreement, dated as of September 11, 1998, by and among the Company, HG/F and First Gibraltar Holdings Inc. shall terminate and shall be of no further force and effect, without penalty or any costs or obligations after such termination. Concurrent with the first issuance of shares of Issuable Shares, Parent and the Major Shareholders will enter into a registration rights agreement substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement").

                  (b) Agreement for Provision of Services. As of the Effective Time, without any further action, that certain Agreement for Provision of Services, dated as of January 1, 1999, between MFI and the Company shall terminate and shall be of no further force and effect, without penalty or any costs or obligations after such termination.

                  (c) 1998 Merger Agreement. As of the Effective Time, without any further action, the 1998 Merger Agreement shall be amended and supplemented as set forth below:

              (i) Assumption of Obligations by Parent. At the Effective Time, Parent shall assume all of the Company's obligations to make payments, if any, to GSB Investments and HG/F (the "Major Shareholders"), and shall succeed to all of the Company's rights to receive payments, if any, from the Major Shareholders, pursuant to Section 1.6 of the 1998 Merger Agreement. Notwithstanding any provision to the contrary in the 1998 Merger Agreement, any and all amounts payable by the Company to the Major Shareholders, pursuant to Section 1.6 of the 1998 Merger Agreement, from and after the Effective Time shall be payable by Parent in a number of shares of Parent Common Stock and, accordingly, references within Section
1.6 to Golden State Common Stock, including references in the definition of "Average Stock Price," shall be deemed to be references to Parent Common Stock. In consideration of the foregoing assumption by Parent, each of the Major Shareholders hereby waives, on behalf of itself and its subsidiaries, in all capacities, including as stockholders, officers and/or directors of the Company or its subsidiaries, effective at and after the Effective Time, any and all rights or claims of itself and its subsidiaries and affiliates to seek payment from the Company or Sub or any subsidiary or affiliate thereof (other than Parent or any affiliate of Parent to which Parent may assign, or that succeeds to, its obligations under this Section 6(c)(i)) of any amounts, if any, due to such Major Shareholder or its subsidiaries or affiliates pursuant to Section 1.6 of the 1998 Merger Agreement.

              (ii) Escrow. Within 45 days of the date hereof, the Securityholders shall provide to Parent a statement setting forth the amount of Unaudited Tax Benefits (the "Escrow Statement"). Parent shall review the Escrow Statement and, if Parent does not object to the Escrow Statement in writing within 10 days of receipt, Parent shall be deemed to have agreed to the Escrow Statement. If Parent does object in writing during such 10-day period, Parent and the Securityholders' Representative shall endeavor in good faith promptly to resolve by mutual agreement any disagreement regarding the Escrow Statement and the amount of Unaudited Tax Benefits. In the event that the parties are unable to resolve any disagreement with respect thereto within 15 days of Parent's receipt of the Escrow Statement, the disagreement shall be resolved by the Auditor (as hereafter defined) pursuant to Section 11(i) hereof. Shares of Parent Common Stock with a value (based on the Parent Share Value) equal to the product of (x) .10 and (y) the amount of Unaudited Tax Benefits as of immediately following the Effective Time, as adjusted in accordance with
Section 6(c)(ii)(B) to take into account the issuance, pursuant to Section 6(c)(iii)(B) of shares of Parent Common Stock (such shares, the "Tax Escrow Shares"), as agreed to by Parent and the Securityholders' Representative or determined by the Auditor, shall be delivered by Parent on the date that they are required to be issued under Section 6(c)(iii)(B) to ChaseMellon Shareholder Services or another escrow agent selected by Parent and the Securityholders' Representative (the "Escrow Agent"), to be held in escrow (the "Escrow"), pursuant to the terms of an escrow agreement to be entered into by the parties hereto, which gives effect to the terms hereof and the terms of Exhibit B hereto, as may be modified by mutual agreement of Parent, the Securityholders' Representative and the Escrow Agent, and which has other customary provisions (the "Escrow Agreement"). In the event that the parties fail to agree to the terms of an Escrow Agreement, the parties agree that, subject to acceptance by an Escrow Agent, the terms hereof, including the terms of Exhibit B, constitute all material terms of the parties' agreement with respect thereto and, subject to acceptance by the Escrow Agent, shall be deemed to be the definitive terms of the Escrow Agreement for all purposes hereof. In addition, whenever any shares of Parent Common Stock are required to be issued to the Major Shareholders pursuant to Section 1.6(a) or Section 1.6(b) of the 1998 Merger Agreement (such shares, "Litigation Escrow Shares"), (A) the number (not to exceed 80% of the total number to be issued at such time) of Litigation Escrow Shares (if any) necessary to cause the value (based on the Parent Share Value at the time of such issuance) of the Escrow Shares held in the MFI Subaccount (as defined below) to equal the then Applicable MFI Minimum Amount shall be issued and delivered to the Escrow Agent to be held in Escrow and allocated to the MFI Subaccount and (B) the number (not to exceed 20% of the total number to be issued at such time) of Litigation Escrow Shares (if any) necessary to cause the value (based on the Parent Share Value at the time of such issuance) of the Escrow Shares held in the HG/F Subaccount (as defined below) to equal the then Applicable HG/F Minimum Amount shall be issued and delivered to the Escrow Agent to be held in Escrow and allocated to the HG/F Subaccount. The Tax Escrow Shares and the Litigation Escrow Shares are collectively referred to herein as the "Escrow Shares." Each such delivery of Escrow Shares by Parent to the Escrow shall be allocated 80% to a subaccount attributable to MFI (the "MFI Subaccount") and 20% to a subaccount attributable to HG/F (the "HG/F Subaccount").

              (A) Release of Escrow Shares to Parent.The Escrow Agent shall deliver to Parent a number of Escrow Shares on the second business day following the occurrence of any of the following events, in the amounts specified below:

                   (X) In the event that Federal Net Tax Benefits is a negative number for any Taxable Period as attested to by KPMG LLP, then the Escrow Agent shall deliver to Parent a number of Escrow Shares equal to the sum of (a) the lesser of (i) Escrow Shares from the MFI Subaccount with an aggregate then Parent Share Value equal to 80% of the absolute value of such negative Federal Net Tax Benefits, and (ii) the then remaining Escrow Shares held in the MFI Subaccount; and (b) the lesser of (i) Escrow Shares from the HG/F Subaccount with an aggregate then Parent Share Value equal to 20% of the absolute value of such negative Federal Net Tax Benefits, and
(ii) the then remaining Escrow Shares held in the HG/F Subaccount.

                   (Y) In the event that Parent or any other Indemnitee (as defined in Section 9 hereof) shall be entitled (as established (a "MFI Determination") pursuant to (1) a written compromise, settlement or joint instructions signed by Parent and GSB Investments, (2) a binding arbitration award or a judgment of a court of competent jurisdiction in the United States of America (the time for appeal having expired and no appeal having been perfected) in favor of Parent and against GSB Investments, or
(3) a determination by the Auditor pursuant to Section 11(i) hereof with respect to a Tax Claim) to indemnification for MFI Party Damages (as defined in Section 9 hereof) under Section 9 hereof or to indemnification by MFI pursuant to Section 7 of the Tax Sharing Agreement, then the Escrow Agent shall deliver to Parent a number of Escrow Shares from the MFI Subaccount equal to the lesser of (a) Escrow Shares with an aggregate then Parent Share Value equal to the amount of such MFI Party Damages (or such indemnification obligation under Section 7 of the Tax Sharing Agreement) and (b) the then remaining Escrow Shares held in the MFI Subaccount.

                   (Z) In the event that Parent or any other Indemnitee shall be entitled (as established (a "HG/F Determination") pursuant to (1) a written compromise, settlement or joint instructions signed by Parent and HG/F, (2) a binding arbitration award or a judgment of a court of competent jurisdiction in the United States of America (the time for appeal having expired and no appeal having been perfected) in favor of Parent and against HG/F, or (3) a determination by the Auditor pursuant to Section 11(i) hereof with respect to a Tax Claim) to indemnification for HG/F Party Damages (as defined in Section 9 hereof) under Section 9 hereof, then the Escrow Agent shall deliver to Parent a number of Escrow Shares from the HG/F Subaccount equal to the lesser of (a) Escrow Shares with an aggregate then Parent Share Value equal to the amount of such HG/F Party Damages and
(b) the then remaining Escrow Shares held in the HG/F Subaccount.

              (B) Release of Shares to the Securityholders.

                   (X) As promptly as reasonably practicable after a settlement of any audit with respect to a taxable year of the Company or any of its subsidiaries (or any of their respective predecessors) or any consolidated group of which any of them was a member (a "Taxable Year") in which any Tax Benefits, taken into account in calculating Unaudited Tax Benefits, arise (as distinct from being utilized), the Shareholders' Representative shall provide to Parent a statement setting forth the amount of Unaudited Tax Benefits, giving effect to such settlement (a "Revised Statement"), and a copy of documentation reasonably satisfactory to Parent evidencing such settlement, it being understood and agreed that an appropriate IRS Form 4549 signed by an IRS examiner and agreed to by the Taxpayer shall be sufficient evidence of settlement. Parent shall review the Revised Statement and, if Parent does not object to the Revised Statement in writing within 10 days after receipt, Parent shall be deemed to have agreed to the Revised Statement. If Parent objects to the Revised Statement in writing during such 10-day period, Parent and the Securityholders shall endeavor in good faith promptly to resolve by mutual agreement any disagreement regarding the Revised Statement and the amount, as of the date of the applicable settlement, of Unaudited Tax Benefits. In the event that the parties are unable to resolve any disagreement with respect thereto within 15 days of Parent's receipt of the Revised Statement, the disagreement shall be resolved by the Auditor pursuant to
Section 11(i) hereof. Promptly following an agreement by Parent and the Securityholders' Representative or a determination by the Auditor as to the amount of Unaudited Tax Benefits reflected in a Revised Statement, (I) Escrow Shares in the MFI Subaccount with an aggregate then Parent Share Value equal to the positive excess (if any) of (i) the aggregate value of the Escrow Shares then held in the MFI Subaccount (based on the then Parent Share Value), over (ii) the Applicable MFI Minimum Amount shall, subject to
Section 6(c)(ii)(D), be released to GSB Investments; and (II) Escrow Shares in the HG/F Subaccount with an aggregate then Parent Share Value equal to the positive excess (if any) of (i) the aggregate value of the Escrow Shares then held in the HG/F Subaccount (based on the then Parent Share Value), over (ii) the Applicable HG/F Minimum Amount shall, subject to
Section 6(c)(ii)(D), be released to HG/F.

                   (Y) On or before on July 15, 2007, the Securityholders' Representative shall provide a statement (an "Annual Release Statement") to Parent setting forth the Unaudited Tax Benefits as of June 30, 2007. Parent shall review such Annual Release Statement and, if Parent does not object to such Annual Release Statement in writing within 10 days after receipt, Parent shall be deemed to have agreed to the Annual Release Statement. If Parent objects to such Annual Release Statement within such 10-day period, the disagreement shall be resolved by the Auditor pursuant Section 11(i) hereof. Escrow Shares (I) in the MFI Subaccount with an aggregate then Parent Share Value equal to the positive excess (if any) of (i) the aggregate value of the Escrow Shares then held in the MFI Subaccount (based on the then Parent Share Value) over (ii) 80% of the Unaudited Tax Benefits shown on such Annual Release Statement, as agreed by Parent and the Securityholders' Representative or determined by the Auditor, shall, subject to Section 6(c)(ii)(D), be released to GSB Investments and (II) in the HG/F Subaccount with an aggregate then Parent Share Value equal to the positive excess (if any) of (i) the aggregate value of the Escrow Shares then held in the HG/F Subaccount (based on the then Parent Share Value) over (ii) 20% of the Unaudited Tax Benefits shown on such Annual Release statement, as agreed to by Parent and the Securityholders' Representative or determined by the Auditor, shall, subject to Section 6(c)(ii)(D), be released to HG/F. The foregoing shall be repeated for each year thereafter, substituting June 30th and July 15th of such year for June 30, 2007 and July 15, 2007 in each place in which those dates appear.

              (C) Termination of Escrow. Subject to Section 6(c)(ii)(D), on the Escrow Termination Date, the Escrow Shares then remaining in the MFI Subaccount shall be released to GSB Investments, and the Escrow Shares then remaining in the HG/F Subaccount shall be released to HG/F.

              (D) Holdback. Notwithstanding anything in Section 6(c)(ii)(B) or (C) to the contrary, if Parent has notified the Securityholders' Representative in accordance with the requirements of the Escrow Agreement prior to the release of shares of Parent Common Stock pursuant to Section 6(c)(ii)(B) or the Escrow Termination Date of any Tax Claims (as defined in
Section 9 hereof) as to which Parent reasonably believes based upon an IRS Form 4564 or similar written notice from a taxing authority (a "Written Notice") that any Indemnitee is, or is reasonably likely to be, entitled to indemnity pursuant to Section 9 of this Agreement or Section 7 of the Tax Sharing Agreement, then the applicable Held Back Shares (as defined below) shall remain in escrow for a period of 90 days following receipt of such Written Notice. If Parent has received an IRS Form 5701 or similar written assertion from a taxing authority within 90 days of the receipt of such Written Notice (a "Proposed Adjustment"), then the applicable Held Back Shares shall remain in escrow until the final resolution of any Tax Claims arising out of or relating to such Proposed Adjustment (at which time and following the release of such Held Back Shares to Parent that Parent may become so entitled to, all remaining Held Back Shares with respect to such Tax Claims shall be released to GSB Investments and HG/F as provided for in
Section 6(c)(ii)(B) or Section 6(c)(ii)(C) above). If Parent has not received a Proposed Adjustment within 90 days of the receipt of a Written Notice, then the applicable Held Back Shares shall be immediately released to GSB Investments and HG/F as provided in Section 6(c)(ii)(B) or Section 6(c)(ii)(C) above. For purposes of this Agreement, "Held Back Shares" means that number of Escrow Shares from the MFI Subaccount that would be required to satisfy the amount of any Tax Claims arising out of or relating to any issue raised in a Written Notice or Proposed Adjustment, as appropriate, for MFI Party Damages plus that number of Escrow Shares from the HG/F Subaccount that would be required to satisfy the amount of any Tax Claims arising out of or relating to any issue raised in a Written Notice or Proposed Adjustment, as appropriate, for HG/F Party Damages (or, if the amount set forth above would require holding back a number of Escrow Shares from a subaccount that exceeds the number of Escrow Shares remaining in such subaccount, the entire number of Escrow Shares so remaining in such subaccount). Notwithstanding the foregoing, if the amount of any Tax Claim is not reasonably ascertainable or the Securityholders' Representative and Parent fail to agree as to the amount of any Tax Claim, "Held Back Shares" shall mean that number of Escrow Shares determined by the Auditor pursuant to the procedure set forth in Section 11(i) hereof until the amount of such Tax Claim becomes reasonably ascertainable or agreed to by the Securityholders' Representative and Parent, and thereafter "Held Back Shares" shall mean that number of Escrow Shares as calculated pursuant to the previous sentence.

              (iii) Payment in Satisfaction of Federal Net Tax Benefits.

              (A) Notwithstanding any provision of the 1998 Merger Agreement to the contrary, the right of the Major Shareholders to receive 5,370,182 shares of Company Common Stock pursuant to Section 1.6(c) of the 1998 Merger Agreement with respect to Federal Net Tax Benefits realized by the Taxpayer in respect of the Taxable Period ending December 31, 2001 less the number of shares of Company Common Stock issued prior to the Closing Date by the Company pursuant to Section 1.6(c) of the 1998 Merger Agreement to the Major Shareholders for such Taxable Period (such remaining amount of shares to be received by the Major Shareholders is referred to herein as the "Settled Tax Shares") shall be settled and extinguished in full, at the Effective Time, by the issuance to the Major Shareholders by the Company of the Settled Tax Shares immediately prior to the Effective Time. The Settled Tax Shares shall be allocated between the Major Shareholders based upon the portion of such Settled Tax Shares to which each Major Shareholder is entitled pursuant to Section 1.6(c) of the 1998 Merger Agreement. This
Section 6(c)(iii)(A) shall be effective as of the Closing Date and the 1998 Merger Agreement shall be amended and supplemented pursuant to this Section 6(c)(iii)(A) as of the Effective Time.

              (B) Subject to Section 6(c)(ii) and Section 6(c)(iii)(G) hereof, the right of the Major Shareholders to receive shares of Company Common Stock with respect to $92,584,105 of Federal Net Tax Benefits pursuant to Section 1.6(c) of the 1998 Merger Agreement, which Federal Net Tax Benefits are listed under "Issuable Shares" in the table entitled "Golden State Bancorp Inc. and Subsidiaries Consolidated Statements of Stockholders' Equity- Years Ended December 31, 2001, 2000 and 1999" in the Company's Form 10-K for the year ending December 31, 2001, shall be settled and extinguished in exchange for the issuance to the Major Shareholders by Parent, immediately after the Effective Time, of the number of shares of Parent Common Stock equal to the sum of (x) the product of (I) 2,021,641, multiplied by (II) the Exchange Ratio, and (y) the quotient of (I) $31,470,000, divided by (II) the Average Daily Closing Price of Company Common Stock, multiplied by (III) the Exchange Ratio.

              (C) Subject to Section 6(c)(iii)(F) and (G) hereof:

                   (W) Upon the settlement of an audit by the IRS of any or all of the Federal consolidated income tax returns of the MFI Group for the 1991 through 1995 taxable years, the California Federal Bank consolidated group for the 1993 through 1995 taxable years and the CalFed Bancorp Inc. consolidated group for the 1996 through January 3, 1997 taxable years, in each case as evidenced by an appropriate IRS Form 4549 signed by an IRS examiner and agreed to by the Taxpayer, (x) Tax Benefits shall be adjusted and such adjustment shall be reviewed and attested to by KPMG LLP ("KPMG"), and (y) Federal Net Tax Benefits shall be recalculated and such recalculation shall be reviewed and attested to by KPMG, each as provided in Section 1.6(c)(iv) of the 1998 Merger Agreement. Section 1.6(c) of the 1998 Merger Agreement shall apply to the increase or decrease of Federal Net Tax Benefits for any taxable period of the Company ending on or prior to the Closing Date, resulting from such recalculation. Within ten days after the later of the attestation by KPMG of the recalculation of Federal Net Tax Benefits described above and the Closing Date, Parent shall prepare (and the Major Shareholders shall cooperate in such preparation (including by providing such information that is necessary for such preparation)), and deliver to the Securityholders' Representative a written estimate of the taxable periods of Parent in which Tax Benefits arising in whichever of the 1991 through 1995 taxable years of the MFI Group, the California Federal Bank consolidated group for the 1993 through 1995 taxable years and the CalFed Bancorp Inc. consolidated group for the 1996 through January 3, 1997 taxable years that has been settled as described above, (other than those Tax Benefits utilized in the calculation of Federal Net Tax Benefits for any taxable period of the Company ending on or prior to the Closing Date or Federal Net Tax Benefits described in Section 6(c)(iii)(B) hereof and which have been previously paid for pursuant to Section 1.6(c) of the 1998 Merger Agreement or pursuant to Section 6(c)(iii)(A) or Section 6(c)(iii)(B) above) will be utilized and an estimate of the Federal Net Tax Benefits that would result from such estimated utilization (the "Estimated Federal Net Tax Benefits") for each taxable period (such written estimate, the "Utilization Estimate"). The parties agree that Estimated Federal Net Tax Benefits shall be determined giving effect to only the "Section 382 Limitation" (within the meaning of Section 382 of the Code) imposed as a result of the Merger. Unless the Securityholders' Representative objects to the Utilization Estimate in writing delivered to Parent within ten days of delivery of the Utilization Estimate by Parent, such Utilization Estimate will be deemed to be accepted by the Major Shareholders. In the event that the Securityholders' Representative timely objects to the Utilization Estimate, Section 11(i) hereof shall apply to such objection and disagreement. The date upon which the Utilization Estimate is deemed accepted or upon which a disagreement resulting from a timely objection to the Utilization Estimate is resolved is referred to herein as the "Acceptance Date."

                   (X) Each of the Major Shareholders shall be entitled to elect, within ten days of the Acceptance Date, by notifying Parent in writing (the date of such notification, the "Notice Date"), to receive, and upon such valid election (or, if later, immediately after the Effective
Time) Parent shall issue, the number of shares of Parent Common Stock equal to the quotient of (x) the present value, as of the Notice Date, of an amount equal to the Estimated Federal Net Tax Benefits, divided by (y) the Parent Share Value as of the Notice Date. For purposes of the preceding sentence, the present value of the Estimated Federal Net Tax Benefits shall be calculated based upon a discount rate of 3 month LIBOR plus 365 basis points per annum compounded annually and assuming that the Estimated Federal Net Tax Benefits for any taxable period are recognized pro rata on each Quarterly Date in such taxable period. The issuance of Parent Common Stock pursuant to this Section 6(c)(iii)(C)(X) shall be in full satisfaction of and shall extinguish any right of the electing Major Shareholder to receive shares of Parent Common Stock with respect to the Tax Benefits utilized in the calculation of Estimated Federal Net Tax Benefits. In the event that only one of the Major Shareholders validly elects pursuant to this Section 6(c)(iii)(C)(X), the provisions of this
Section 6(c)(iii)(C) shall be interpreted to take into account the non-electing Major Shareholders' proportionate interest in Tax Benefits, Estimated Federal Net Tax Benefits and Federal Net Tax Benefits.

                   (Y) In the absence of a valid election pursuant to
Section 6(c)(iii)(C)(X) hereof, the right of the Major Shareholders to receive shares of Company Common Stock or Parent Common Stock pursuant to
Section 1.6(c) of the 1998 Merger Agreement in respect of the Tax Benefits utilized in the calculation of Estimated Federal Net Tax Benefits shall be settled and extinguished in exchange for the issuance, on each Quarterly Date in each taxable period of Parent, to the Major Shareholders by Parent of the number of shares of Parent Common Stock equal to the quotient of (x) the Estimated Federal Net Tax Benefits treated as recognized on such Quarterly Date, divided by (y) the Parent Share Value on such Quarterly Date in such taxable period. For purposes of this Section 6(c)(iii)(C)(Y), Estimated Federal Net Tax Benefits with respect to any taxable period of Parent shall be treated as recognized pro rata on each Quarterly Date in such taxable period. For purposes of this Agreement and Section 1.6(c) of the 1998 Merger Agreement, any payment of shares of Parent Common Stock with respect to Estimated Federal Net Tax Benefits shall be treated as a payment with respect to Federal Net Tax Benefits.

                   (Z) Within ten days after the filing of the Federal income tax return of Parent for any taxable period ending after the Closing Date, Parent shall calculate, in good faith, the amount of Federal Net Tax Benefits for such taxable period. In the event that Federal Net Tax Benefits for such taxable period resulting from Tax Benefits arising in any or all of the 1991 through 1995 taxable years of the MFI Group, the California Federal Bank consolidated group for the 1993 through 1995 taxable years and the CalFed Bancorp Inc. consolidated group for the 1996 through January 3, 1997 taxable years (other than those Tax Benefits utilized in the calculation of Federal Net Tax Benefits for any taxable period of the Company ending on or prior to the Closing Date or Federal Net Tax Benefits described in Section 6(c)(iii)(B) hereof and which have been previously paid for pursuant to Section 6(c)(iii)(A) or Section 6(c)(iii)(B) above) differ from Estimated Federal Net Tax Benefits for such period, (x) such difference shall be treated as a recalculation of Federal Net Tax Benefits for purposes of Section 1.6(c)(iv) of the 1998 Merger Agreement, and (y) Estimated Federal Net Tax Benefits for succeeding taxable periods of Parent shall be adjusted accordingly.

              (D) Subject to Sections 6(c)(iii)(F) and (G) hereof, any payment with respect to Federal Net Tax Benefits pursuant to Section 1.6(c) of the 1998 Merger Agreement, other than those described in Sections 6(c)(iii)(A), (B) and (C) hereof, shall be made in accordance with the 1998 Merger Agreement, except that after the Effective Time, (i) such payments shall be made in Parent Common Stock based upon the Parent Share Value and
(ii) in the case of any payments relating to any amount described in
Section 1.6(c)(ii)(C)(2) of the 1998 Merger Agreement, such payments shall be made within five days after the relevant refunds are received by Parent or any of its subsidiaries. In the event that a Federal income tax refund is received after the date hereof and prior to the Effective Time, such refund shall be treated as having been received immediately after the Effective Time for purposes of the immediately preceding sentence. In the event that a Federal Net Tax Benefit relating to Secondary Tax Benefits arises in respect of any shares issued pursuant to Section 6(c)(iii)(A) hereof or Section 1.6 of the 1998 Merger Agreement after the date hereof and prior to the Effective Time, payment for such Federal Net Tax Benefit shall be made within 10 days after the Effective Time in Parent Common Stock based upon the then Parent Share Value based upon a schedule to be prepared by the Securityholders' Representative and submitted to Parent for Parent's approval not later than 5 days after the Effective Time (with any disagreement relating to such schedule subject to the provisions of Section 11(i)).

              (E) Notwithstanding anything in the penultimate sentence of
Section 1.6(c)(iii) of the 1998 Merger Agreement to the contrary, following the Effective Time, any return of a Tax Payment (such return payment, the "Returned Payment") made within six months of such Tax Payment (the "Original Payment") shall be made in the number of shares of Parent Common Stock having an aggregate Parent Share Value as of the date of the Original Payment equal to the amount of the Returned Payment, provided, further, that if the Original Payment was made in shares of Company Common Stock, then the Returned Payment shall be made in the number of shares of Parent Common Stock having an aggregate value (based upon the Company Share Value as of the date of the Original Payment divided by the Exchange Ratio) equal to the amount of the Returned Payment.

              (F) The obligation of Parent to make payments pursuant to
Section 1.6(c) of the 1998 Merger Agreement, but only those payments that are described in Sections 6(c)(iii)(C) and (D) hereof (exclusive of Federal Net Tax Benefits relating to Secondary Tax Benefits), shall be limited to payments in respect of Federal Net Tax Benefits that, in the aggregate, do not exceed $250,000,000. In the event that Parent makes payments pursuant to Section 1.6(c) of the Merger Agreement and Sections 6(c)(iii)(C) and (D) hereof in respect of, in the aggregate, $250,000,000 of Federal Net Tax Benefits (exclusive of Federal Net Tax Benefits relating to Secondary Tax Benefits), and has complied with its obligations under Sections 6(c)(iii)(A) and 6(c)(iii)(B), Parent shall have no obligation to make any additional payments pursuant to Section 1.6(c) of the Merger Agreement or Sections 6(c)(iii)(C) or (D) hereof.

              (G) In the event that Parent or any of its subsidiaries or affiliates shall be entitled to indemnification for Damages under Section 9 hereof or indemnification by MFI pursuant to Section 7 of the Tax Sharing Agreement, then in the sole discretion of Parent, in lieu of the issuance and delivery of shares of Parent Common Stock pursuant to Section 6(c)(iii)(B), (C) or (D) hereof, Parent shall be entitled to off-set the amount of any outstanding MFI Damages against shares otherwise issuable to GSB Investments pursuant to Section 6(c)(iii)(B), (C) or (D) hereof, and to off-set the amount of any outstanding HG/F Damages against shares otherwise issuable to HG/F pursuant to Section 6(c)(iii)(B), (C) or (D) hereof. The aggregate amount of such off-set shall equal the aggregate number of shares of Parent Common Stock with a Parent Share Value (as of the date such off-set is applied) equal to the MFI Damages and/or the HG/F Damages, as the case may be. In the event that the right to off-set is exercised as described above, the shares shall be treated as having been issued by Parent for purposes of calculating the limitation described in Section 6(c)(iii)(F) above. In the event that, at a time at which Parent is otherwise required to issue and deliver shares of Parent Common Stock pursuant to Section 6(c)(iii)(B), (C) or (D) hereof, (X) the aggregate value of the Escrow Shares then held in the MFI Subaccount (based on the Parent Share Value as of such issuance date) is less than (an "MFI Shortfall") the Applicable MFI Minimum Amount, then notwithstanding anything in Section 6(c)(iii)(B), (C) or (D) to the contrary and irrespective of any off-set pursuant to this Section 6(c)(iii)(G), a number of shares of Parent Common Stock with a value (calculated as provided above) equal to the MFI Shortfall shall be delivered by Parent on the date that they are required to be issued under any of the foregoing subsections
(B), (C) or (D) to the Escrow Agent to be held in Escrow, allocated to the MFI Subaccount; or (Y) the aggregate value of the Escrow Shares then held in the HG/F Subaccount (based on the Parent Share Value as of such issuance date) is less than (an "HG/F Shortfall") an the Applicable HG/F Minimum Amount, then notwithstanding anything in Section 6(c)(iii)(B), (C) or (D) to the contrary and irrespective of any off-set pursuant to this Section 6(c)(iii)(G), a number of shares of Parent Common Stock with a value (calculated as provided above) equal to the HG/F Shortfall shall be delivered by Parent on the date that they are required to be issued under any of the foregoing subsections (B), (C) or (D) to the Escrow Agent to be held in Escrow, allocated to the HG/F Subaccount.

              (H) Except as provided in Section 6(c)(iii)(A) above, all amounts payable pursuant to Section 6(c)(iii) hereof shall be paid 80% to GSB Investments and 20% HG/F.

              (I) Parent shall use reasonable efforts to cause any Tax Benefits to be utilized in the earliest taxable period of Parent.

              (J) Parent shall calculate Federal Net Tax Benefits for purposes of this Agreement, and shall reflect on its Tax Returns items included in the calculation of Federal Net Tax Benefits, in a manner consistent with the Company's past practice.

              (K) Notwithstanding anything in this Agreement or the 1998 Merger Agreement to the contrary, Parent shall have no obligation to make any payment with respect to Federal Net Tax Benefits, or any items included in the calculation thereof, that are reflected as an asset on the Company's consolidated balance sheet as of March 31, 2002, to the extent that such amounts are not offset by a corresponding liability or equity item.

              (L) Notwithstanding anything contained in this Agreement to the contrary, in no event shall Parent be required to issue any fractional shares of Parent Common Stock pursuant to this Agreement. In the event any fractional share of Parent Common Stock would otherwise be issuable hereunder, such share shall be rounded to the nearest whole share.

         (iv) Deleted Provisions and Amended Definitions.

         Effective as of the Effective Time:

              (A) Sections 1.6(a)(ii), 1.6(a)(iii) and 1.6(e)(vi) and the first two sentences of Section 1.6(c)(iii) of the 1998 Merger Agreement are hereby deleted.

              (B) The definition of "CFB Litigation Distribution Amount" in the 1998 Merger Agreement shall be substituted and replaced with: "'CFB Litigation Distribution Amount' shall mean the excess (if any) of (x) the sum of (A) the amount of the Net Cash Payment and (B) the CFB Litigation Tax Benefits, over (y) an amount equal to $12,000,000 plus 25% of the excess of the Net Cash Payment over $12,000,000."

              (d) Survival of Provisions. Unless expressly amended or superseded hereby, the provisions of the 1998 Merger Agreement shall remain in full force and effect. All references to the 1998 Merger Agreement shall be deemed to be references to the 1998 Merger Agreement, as amended and supplemented hereby.

              (e) Performance. MFI shall cause GSB Investments to perform all of GSB Investments' obligations under this Agreement and the 1998 Merger Agreement. Ford shall cause HG/F to perform all of HG/F's obligations under this Agreement and the 1998 Merger Agreement.

              7. Waiver of Claims. Effective as of the Effective Time, each of the Securityholders hereby waives, on behalf of itself and its subsidiaries, in all capacities, including as stockholders, officers and/or directors of the Company or Sub or any of their subsidiaries at and after the Effective Time, any and all claims of itself and its subsidiaries, including cross claims, against the Company, its subsidiaries and affiliates and their respective officers, directors, employees or agents connected with or arising out of (a) any act or omission of any of the Company or its subsidiaries, affiliates or their respective officers, directors, employees, legal advisors or agents, in such capacity, at or prior to the Effective Time, including, without limitation, with respect to the negotiation of the terms of this Agreement, the Merger Agreement, and the other agreements, documents and instruments to be executed therewith, and (b) any claims arising out of the management or handling of the Goodwill Litigation, the Glendale Litigation or the Guarini Litigation; provided, however, that nothing in this Section 7 shall be deemed a waiver by the Securityholders of any rights under Article II of the Merger Agreement to receive the Merger Consideration, of any rights as a director or officer of the Company or its subsidiaries under Section 5.7 of the Merger Agreement (including any rights under other agreements or arrangements referred to therein) or of any rights under Section 1.6 of the 1998 Merger Agreement or this Agreement. In consideration of the foregoing, it is understood and agreed that the Securityholders shall be entitled to manage the Guarini Litigation pursuant to arrangements reasonably acceptable to Parent to be entered into prior to the Effective Time.

              8. No Tampering. None of the MFI Parties nor any affiliate thereof shall, from and after the Closing Date, (a) until the third anniversary of the Closing Date, use or disclose to others any of the customer lists or other confidential proprietary information of the Company or its subsidiaries in connection with retail banking or otherwise, (b) until the second anniversary of the Closing Date, solicit, directly or indirectly, for employment, any of the officers or employees of the Company or its subsidiaries as of the Closing Date, for so long as they remain employees of the Company or its subsidiaries or their respective successors or permitted assigns, (c) until the second anniversary of the Closing Date, request, induce or attempt to influence any distributor or supplier of goods or services to the Company or any subsidiary thereof as of the Closing Date to curtail or cancel any business they may transact with the Company or such subsidiary thereof or their respective successors or permitted assigns for so long as such distributor or supplier continues in such capacity with the Company or its subsidiaries or their respective successors or permitted assigns; or (d) take any action to aid or assist Mr. Ford or his affiliates in the breach of Section 13 of that certain employment agreement between California Federal Bank and Gerald J. Ford, dated as of January 1, 2000, as amended on March 19, 2002 and the date hereof, whether by providing financing or otherwise.

              9. Indemnification. From and after the Effective Time and notwithstanding anything to the contrary in the Tax Sharing Agreement:

              (a) Subject to the procedures described herein and effective as of the Effective Time, MFI, GSB Investments and MFH (collectively, the "MFI Parties"), jointly and severally, shall indemnify and hold harmless Parent and the Company and their respective affiliates, subsidiaries, directors, officers, employees, agents and controlling Persons (other than the Securityholders), and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Indemnitees"), against and from any of the following Damages (the "MFI Party Damages"): (i) 100% of any Damages incurred or suffered by the Indemnitees as a result of liability for Taxes of members of the MFI Group (other than the Company and its subsidiaries and their predecessors) imposed pursuant to Treas. Reg. ss. 1.1502-6 (or any comparable provision of state, local or foreign law), and (ii) 80% of any Damages incurred or suffered by the Indemnitees as a result of an adjustment to or disallowance of any Federal Net Tax Benefit for which the Major Shareholders have received payment or item included in the calculation thereof (other than any adjustment to the manner in which such Federal Net Tax Benefit or item is utilized in any taxable period ending after the Closing Date). Subject to the procedures described herein, HG/F shall indemnify and hold harmless the Indemnitees against and from 20% of any Damages incurred or suffered by the Indemnitees as a result of an adjustment to or disallowance of any Federal Net Tax Benefit for which the Major Shareholders have received payment or item included in the calculation thereof (other than any adjustment to the manner in which such Federal Net Tax Benefit or item is utilized in any taxable period ending after the Closing Date) (the "HG/F Party Damages"). This Section 9(a) shall supplement and clarify any indemnification obligation pursuant to Section 1.6(c) of the 1998 Merger Agreement and Section 7 of the Tax Sharing Agreement and shall not be construed to terminate, or to duplicate, any such obligation.

              (b) Any recovery made by an Indemnitee under this Section 9 shall be made, as elected by Parent in its sole discretion, by the off-set in accordance with Section 6(c)(iii)(G) hereof and/or by release of Escrow Shares from the Escrow prior to seeking direct recovery for Damages by the MFI Parties or HG/F, as applicable; provided, however, that the offset pursuant to Section 6(c)(iii)(G) hereof and the release of the Escrow Shares to Parent shall not be the exclusive remedy of the Indemnitees with respect to Damages.

              (c) (i) In order for an Indemnitee to be entitled to any indemnification provided for under this Section 9 in respect of, arising out of or involving a claim made or a proceeding initiated by any Person against an Indemnitee including any audit, deficiency, assessment, examination, administrative or other court proceeding, suit, dispute or other claim relating to taxes (any such claim, a "Tax Claim"), such Indemnitee must notify the Securityholders' Representative (as defined in Section 11(h) below) in writing of the Tax Claim promptly; provided, however, that failure to give such notification promptly shall not affect the indemnification provided hereunder except to the extent that the Securityholders shall have been materially prejudiced as a result of such failure to provide prompt notification.

              (ii) The Securityholders' Representative may request that Parent (on behalf of itself and its subsidiaries) initiate a claim for refund of Taxes that would be included in the calculation of Federal Net Tax Benefits. Parent shall file or prosecute (or allow the Securityholders' Representative to prosecute in accordance with Section 9(d) below) such claim for refund unless it determines, in good faith, that Parent and its subsidiaries will be materially adversely affected by the filing or prosecution of such claim for refund (any such claim for refund approved and filed by Parent and any claim for refund initiated prior to the Effective Time, a "Claim for Refund").

              (d) Notwithstanding Section 9(e), the Securityholders' Representative shall be entitled to defend any Tax Claim or prosecute any Claim for Refund relating to the Company and its subsidiaries (or any of their respective predecessors or any consolidated group of which any of them was a member) for any taxable period ending on or prior to the Closing Date, but only to the extent that such Tax Claim or Claim for Refund relates to Federal Net Tax Benefits or items included in the calculation thereof, provided, however, that the Securityholders' Representative notifies the Indemnitee of its desire to defend such Tax Claim within thirty days of the receipt of the notice described in Section 9(c) above or to prosecute such Claim for Refund within thirty days of Parent's approval to initiate such Claim for Refund; provided, further, however, that the Securityholders' Representative shall be deemed to have assumed the prosecution of any Claim for Refund existing at the Effective Time and the defense of any Tax Claim existing at the Effective Time. Upon such notification, the Securityholders' Representative shall be entitled to defend the Tax Claim or prosecute the Claim for Refund with counsel or other tax advisors selected by the Securityholders' Representative; provided, however, that such counsel or other tax advisor is not reasonably objected to by the Indemnitee. If the Securityholders' Representative assumes such defense or prosecution, the Indemnitee shall have the right to participate in the defense or prosecution thereof and to employ counsel, at its own expense (which expense shall not be treated as Damages), separate from the counsel employed by the Securityholders' Representative, it being understood that the Securityholders' Representative shall control such defense or prosecution. If the Securityholders' Representative chooses to defend any Tax Claim or prosecute any Claim for Refund in the manner provided by this subsection (d), the Indemnitees shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Securityholders' Representative's request) the provision to the Securityholders' Representative of records and information that are relevant to such Tax Claim or Claim for Refund if not already in possession of the Securityholders or the Securityholders' Representative, at the Indemnitees' expense, and the provision of powers of attorney. If the Securityholders' Representative defends any Tax Claim or prosecutes any Claim for Refund, such Securityholders' Representative shall not admit liability with respect to such Tax Claim, or settle, compromise, discharge or otherwise dispose of ("Settle") any such Tax Claim or Claim for Refund without the Indemnitee's prior written consent (which consent shall not be unreasonably delayed or withheld).

              (e) Except as otherwise provided in Section 9(d) above,
Section 9(f) or this Section 9(e), if a Tax Claim is made against an Indemnitee or Parent initiates a Claim for Refund (including a Tax Claim or Claim for Refund described in Section 9(d) with respect to which the Securityholders' Representative does not provide a valid notice described therein), such Indemnitee shall be entitled to control the defense of and Settle the Tax Claim, and shall be entitled to control the prosecution of and Settle the Claim for Refund, each with counsel selected by such Indemnitee. The Securityholders shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnitee's request) the provision to such Indemnitee of records and information that are relevant to such Tax Claim or Claim for Refund if not already in possession of the Indemnitee, at the Securityholders' expense. For any such Tax Claim relating to a Tax Return affecting Federal Net Tax Benefits or any Claim for Refund, except as provided in Section 9(d) and
Section 9(f) hereof,

              (i) the Securityholders' Representative shall have the right to participate in (but not control) the defense or prosecution thereof and to employ counsel, at the Major Shareholders' expense, separate from the counsel employed by the Indemnitee;

              (ii) if such Tax Claim or Claim for Refund can be separated and handled independently from the Indemnitee's other Tax Claims or refund claims, the Securityholders' Representative shall be entitled to admit liability with respect to or Settle such separated Tax Claim or Settle such Claim for Refund, but only with the Indemnitee's prior written consent (which consent shall not be unreasonably withheld or delayed);

              (iii) if such Tax Claim or Claim for Refund cannot be separated and handled independently from the Indemnitee's other Tax Claims or refund claims, and

              (A) involves $10 million or less of Federal Net Tax Benefits but does not involve Tax Benefits described in Section 1.6(c)(ii)(A)(2) of the 1998 Merger Agreement ("Secondary Tax Benefits"), the Indemnitee shall be entitled to admit liability with respect to or Settle such Tax Claim, or Settle such Claim for Refund, without the Securityholders' Representative's consent;

              (B) involves more than $10 million of Federal Net Tax Benefits but does not involve Secondary Tax Benefits, then such Tax Claim or Claim for Refund shall (in the absence of an agreement by the Securityholders' Representative and the Indemnitee) be Settled, (I) subject to clause (II), in the manner proposed by the Securityholders' Representative, but only if the Securityholders' Representative obtains an opinion of nationally recognized tax counsel, reasonably acceptable to the Indemnitee, that the position proposed to be taken by the Securityholders' Representative in connection with such Tax Claim should prevail in a court of law, (II) notwithstanding clause (I) and in the discretion of the Indemnitee, in the manner proposed by the Indemnitee, provided, however, that (i) if the Major Shareholders have not yet received payment for the Federal Net Tax Benefits at issue in such Tax Claim or Claim for Refund pursuant to this Agreement or Section 1.6(c) of the 1998 Merger Agreement, Parent shall issue to the Major Shareholders (80% to GSB Investments and 20% to HG/F) a number of shares of Parent Common Stock having a Parent Share Value equal to the excess of the amount of Federal Net Tax Benefits at issue in such Tax Claim or Claim for Refund over $10 million and (ii) if the Major Shareholders have received payment for the Federal Net Tax Benefits at issue in such Tax Claim or Claim for Refund, the Indemnitee shall be entitled to indemnification for such Tax Claim or Claim for Refund pursuant to Section 9(a) and this clause (II) only to the extent of $10 million; and (III) in the event that no opinion of counsel described above is rendered, in the manner agreed to by the Securityholders' Representative and the Indemnitee or determined by the Auditor pursuant to Section 11(i) hereof;

              (C) involves Secondary Tax Benefits, then the Indemnitee shall Settle such Tax Claim or Claim for Refund (I) in the manner proposed by the Securityholders' Representative, but only if the Securityholders' Representative obtains an opinion of nationally recognized tax counsel, reasonably acceptable to the Indemnitee, that the position proposed to be taken by the Securityholders' Representative in connection with such Tax Claim should prevail in a court of law, and otherwise (II) in the manner agreed to by the Securityholders' Representative and the Indemnitee or determined by the Auditor pursuant to Section 11(i) hereof.

              (f) Notwithstanding Section 9(e), the Securityholders' Representative shall be entitled to prosecute or defend any Tax Claim relating to the Company and its subsidiaries (or any of their respective predecessors or any unitary group of which any of them was a member) for any taxable period ending on or prior to September 11, 1998, but only to the extent that such Tax Claim relates to a California unitary Franchise Tax Return, provided, however, that the Securityholders' Representative notifies the Indemnitee of its desire to prosecute or defend such Tax Claim within thirty days of the receipt of the notice described in Section 9(c) above; provided, further, however, that the Securityholders' Representative shall be deemed to have assumed the prosecution or defense of any Tax Claim relating to any California unitary Franchise Tax Return that has commenced prior to the Effective Time. Upon such notification, the Securityholders' Representative shall be entitled to prosecute or defend the Tax Claim with counsel or other tax advisors selected by the Securityholders' Representative; provided, however, that such counsel or other tax advisor is not reasonably objected to by the Indemnitee. If the Securityholders' Representative assumes such prosecution or defense, the Indemnitee shall have the right to participate in the prosecution or defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Securityholders' Representative, it being understood that the Securityholders' Representative shall control such prosecution or defense. If the Securityholders' Representative chooses to prosecute or defend any Tax Claim in the manner provided by this subsection (f), the Indemnitees shall cooperate in the prosecution or defense thereof. Such cooperation shall include the retention and (upon the Securityholders' Representative's request) the provision to the Securityholders' Representative of records and information that are relevant to such Tax Claim if not already in possession of the Securityholders or the Securityholders' Representative, at the Indemnitees' expense, and the provision of powers of attorney. If the Securityholders' Representative prosecutes or defends any Tax Claim, such Securityholders' Representative shall not Settle any such Tax Claim without the Indemnitee's prior written consent (which consent shall not be unreasonably delayed or withheld).

              10. Termination.
                  -----------

         This Agreement and the covenants, representations and warranties, agreements and irrevocable proxies contained in or granted pursuant to
Section 2, 3 or 4 shall terminate on the date that is twelve months following the date hereof and the covenants, agreements and irrevocable proxies contained in or granted pursuant to Sections 2, 3 and 4 shall terminate upon consummation of the Merger; provided, however, that the provisions of Sections 2, 3 and 4 shall terminate concurrently with a termination of the Merger Agreement pursuant to Section 7.1(a), (b), (e) and (f) (other than any termination pursuant to Section 7.1(e) resulting from an intentional breach of the Merger Agreement or a termination pursuant to Section 7.1(b)(ii) if a Pre-Termination Company Takeover Proposal Event (as defined in the Merger Agreement) has occurred with respect to the right of termination thereunder). In the event that the Merger Agreement is terminated in accordance with Article VII thereof, the covenants and agreements contained in Sections 5, 6, 7, 8 and 9 shall terminate concurrently with such termination of the Merger Agreement. Except as expressly provided for above, the covenants, representations and warranties and agreements shall survive the consummation of the Merger.


         11. Miscellaneous.
             -------------

         (a) Specific Performance. Each party recognizes and agrees that if for any reason any of the provisions of this Agreement are not performed by another party in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused to the other parties for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to any other available remedies, the other parties shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement without the necessity of posting a bond or other form of security. In the event that any action should be brought in equity to enforce the provisions of this Agreement, no party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

         (b) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Without limiting the foregoing, with respect to any provision of this Agreement, if it is determined by a court of competent jurisdiction to be excessive as to duration or scope, it is the parties' intention that such provision nevertheless be enforced to the fullest extent which it may be enforced.

         (c) Attorneys' Fees. If any action at law or equity, including an action for declaratory relief, is brought in respect of a breach or to enforce or any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other party, which fees and expenses shall be in addition to any other relief which may be awarded.

         (d) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         (e) Further Assurances. From time to time, at the request of Parent, each Securityholder shall execute and deliver to Parent or cause other Record Holders of the Company Common Stock Beneficially Owned by such Securityholder (other than Non-Voting Shares) to execute and deliver to Parent such additional instruments containing grants of proxy with respect to the Company Common Stock Beneficially Owned by such Securityholder (which grants of proxy will be in substantially the form of Section 2(c)(i) hereto) as Parent may reasonably request in connection with such Securityholder's obligations under this Agreement. Notwithstanding the foregoing, this Section 11(e) shall not apply to the extent that the applicable Securityholder is not able to comply herewith as a result of the arrangements set forth on Schedule II hereto.

         (f) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

         (g) Consent to Jurisdiction, Etc. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware and The United States District Court for the Southern District of New York or, if such court will not accept jurisdiction, any court of competent civil jurisdiction sitting in Kent County, Delaware. In any action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

         (h) The Securityholders' Representative. Each Securityholder hereby irrevocably appoints Gerald J. Ford (the "Securityholders' Representative") as such Securityholders' agent and true and lawful attorney-in-fact to act in the name of and for and on behalf of such Securityholder in connection with all matters arising out of, resulting from, contemplated by or related or incident to this Agreement from and after the Effective Time. Parent shall have the absolute right and authority to rely upon the acts taken or omitted to be taken by the Securityholders' Representative on behalf of the Securityholders and Parent shall have no duty to inquire as to the acts and omissions of the Securityholders' Representative. Each Securityholder hereby acknowledges and agrees that (i) all notices and deliveries by Parent or the Company to the Securityholders' Representative shall be deemed deliveries to the Securityholders, and (ii) any disclosure made to the Securityholders' Representative by or on behalf of Parent or the Company shall be deemed to be disclosure made to each Securityholder. In the event the Securityholders' Representative refuses to, or is no longer capable of, serving as the Securityholders' Representative hereunder, the Securityholders shall promptly appoint a successor Securityholders' Representative who shall thereafter be a successor Securityholders' Representative hereunder.

         (i) Resolution of Disagreements. If Parent and the Securityholders' Representative disagree as to the amount of Tax Benefits or any other item related to Taxes, Parent and the Securityholders' Representative shall promptly consult each other in an effort to resolve such disagreement. If any such disagreement cannot be resolved within fifteen days of the date of consultation, KPMG (the "Auditor") shall resolve any remaining disagreements as promptly as practicable (but in any event within forty-five days following the date on which such disagreement is referred to the Auditor), based solely on written submissions forwarded by Parent and the Securityholders' Representative to the Auditor within ten days of the date of referral to the Auditor. The determination of the Auditor shall be final, conclusive and binding on the parties. All fees and expenses related to the work performed by the Auditor in accordance with this Section 11(i) shall be apportioned between Parent and the Securityholders in proportion to their respective liabilities as determined by the Auditor.

         (j) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile (which is confirmed), or by registered or certified mail (postage prepaid, return receipt requested):

                  If to Parent, to:

                           Citigroup Inc.
                           425 Park Avenue
                           New York, New York  10043
                           Attention:  Associate General Counsel, M&A
                           Facsimile:  (212) 793-7600

                  copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York  10036
                           Attention:  Kenneth A. Bialkin, Esq. and
                                       Eric Friedman, Esq.
                           Facsimile:  (212) 735-2000

                  If to the Company, to:

                           Golden State Bancorp Inc.
                           135 Main Street
                           San Francisco, CA  94105
                           Attention:  General Counsel
                           Facsimile:  (415) 904-1157

                  copy to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York  10019
                           Attention:  Craig M. Wasserman
                           Facsimile:  (212) 403-2000

         If to a Securityholder or the Securityholders' Representative, to:

                           Gerald J. Ford
                           200 Crescent Court, Suite 1350
                           Dallas, Texas 75201
                           Facsimile:  (214) 871-5199

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         (k) Descriptive Headings; Interpretation. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         (l) Assignment; Binding Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party hereto; provided, however, that any Securityholder may assign any of its rights under this Agreement to secure all or any part of its obligations in connection with any transaction contemplated by the second sentence of
Section 2(b) hereof; provided, that (i) no such assignment may be made by any Securityholder in violation of (and shall be subject to) such Securityholder's obligations under Sections 2(a) and 2(c)(i) hereof, and
(ii) such party shall continue to have the ability to vote or cause to be voted with respect to the matters set forth in Section 2(a) hereof at least that number of shares of Company Common Stock that are other than Non-Voting Shares as of the date hereof.

         (m) Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of the party hereto against whom such amendment, modification or waiver is sought to be entered.

         (n) Several Parties. All representations, warranties, covenants and agreements of MFI, GSB Investments and MFH, on the one hand, and HG/F and Ford, on the other hand, shall be the several, and not joint, representations, warranties, covenants and agreements of MFI, GSB
Investments and MFH, on the one hand, and HG/F and Ford, on the other hand, except as otherwise expressly provided hereunder.

         (o) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.


                  IN WITNESS WHEREOF, Parent and the Securityholders have caused this Agreement to be duly executed as of the day and year first above written.


                                    CITIGROUP INC.


                                    By /s/ Robert B. Willumstad
                                       ------------------------
                                        Name: Robert B. Willumstad
                                        Title: President


                                    GOLDEN STATE BANCORP INC.


                                    By  /s/ Gerald J. Ford
                                       ------------------------
                                        Name: Gerald J. Ford
                                        Title: Chairman of the Board and CEO


                                    MAFCO HOLDINGS INC.


                                    By  /s/ Howard Gittis
                                       ------------------------
                                        Name:  Howard Gittis
                                        Title: Vice Chairman


                                    GSB INVESTMENTS CORP.


                                    By  /s/ Howard Gittis
                                       ------------------------
                                        Name:  Howard Gittis
                                        Title: Vice Chairman


                                    MACANDREWS & FORBES HOLDINGS INC.


                                    By  /s/ Howard Gittis
                                       ------------------------
                                        Name:  Howard Gittis
                                        Title: Vice Chairman


                                     HUNTER'S GLEN/FORD, LTD.


                                    By: /s/ Gerald J. Ford
                                       ------------------------
                                        Name:  Gerald J. Ford
                                        Title: General Partner



                                    GERALD J. FORD


                                     /s/ Gerald J. Ford
                                    ------------------------



                                 Schedule I

                        List of Existing Securities


============================== ==================================== =========================
Name and Address               Name of Registered Holder            Golden State Bancorp
of Beneficial Owner                                                 Inc.
                                                                    Common Stock
============================== ==================================== =========================
------------------------------ ------------------------------------ -------------------------

Mafco Holdings Inc.            GSB Investments Corp.                42,949,525




------------------------------ ------------------------------------ -------------------------
------------------------------ ------------------------------------ -------------------------

Mafco Holdings Inc.            MacAndrews & Forbes Holdings Inc.    0




------------------------------ ------------------------------------ -------------------------
------------------------------ ------------------------------------ -------------------------

Hunter's Glen/Ford, Ltd.       Hunter's Glen/Ford, Ltd.             19,684,561




------------------------------ ------------------------------------ -------------------------
------------------------------ ------------------------------------ -------------------------

Gerald J. Ford                 Gerald J. Ford                       99,958*




------------------------------ ------------------------------------ -------------------------
============================== ==================================== =========================

              Total                                                 62,734,044
============================== ==================================== =========================


--------
* Options to acquire 340,333 shares of Company Common Stock


                                Schedule II

Part I

I.       Secured Forward Sale Documents

         Total Non-Voting Shares as of the date of this Agreement:  20,080,724

         (1) SAILS Mandatorily Exchangeable Securities Contract dated as of April 19, 2002 among GSB Investments, Credit Suisse First Boston International ("CSFBI") and Credit Suisse First Boston Corporation ("CSFBC"), as agent, as amended, modified or otherwise supplemented from time to time, in respect of 1,000,000 shares of Company Common Stock.

                  Related Pledge Agreement: SAILS Pledge Agreement dated as of April 19, 2002 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time.

                  Related Registration Agreement:  None.

         (2) SAILS Mandatorily Exchangeable Securities Contract dated as of March 13, 2002 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time, in respect of 1,168,224 shares of Company Common Stock.

                  Related Pledge Agreement: SAILS Pledge Agreement dated as of March 13, 2002 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time.

                  Related Registration Agreement:  None

         (3) Stock Purchase Agreement dated as of February 27, 2002 between GSB Investments and JPMorgan Chase Bank ("JPMorgan Chase") by J.P. Morgan Securities Inc. ("J.P. Morgan Securities"), as agent, as amended, modified or otherwise supplemented from time to time, in respect of 1,000,000 shares of Company Common Stock.

                  Related Pledge Agreement: Pledge Agreement dated as of February 27, 2002 between GSB Investments and JPMorgan Chase by J.P. Morgan Securities, as agent, as amended, modified or otherwise supplemented from time to time.

                  Related Registration Agreement: Registration Agreement dated February 21, 2001 among the Company, J.P. Morgan Securities, JPMorgan Chase, GSB Investments and MFI, as amended, modified or otherwise supplemented from time to time, in respect of 1,000,000 shares of Company Common Stock.

         (4) Stock Purchase Agreement dated as of February 12, 2002 between GSB Investments and JPMorgan Chase by J.P. Morgan Securities, as agent, as amended, modified or otherwise supplemented from time to time, in respect of 2,000,000 shares of Company Common Stock.

                  Related Pledge Agreement: Pledge Agreement dated as of February 12, 2002 between GSB Investments and JPMorgan Chase by J.P. Morgan Securities, as agent, as amended, modified or otherwise supplemented from time to time.

                  Related Registration Agreement: Registration Agreement dated February 6, 2001 among the Company, J.P. Morgan Securities, JPMorgan Chase, GSB Investments and MFI, as amended, modified or otherwise supplemented from time to time, in respect of 2,000,000 shares of Company Common Stock.

         (5) SAILS Mandatorily Exchangeable Securities Contract dated as of January 31, 2002 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time, in respect of 415,000 shares of Company Common Stock.

                  Related Pledge Agreement: SAILS Pledge Agreement dated as of January 31, 2002 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time.

                  Related Registration Agreement:  None.

         (6) SAILS Mandatorily Exchangeable Securities Contract dated as of January 29, 2002 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time, in respect of 1,585,000 shares of Company Common Stock.

                  Related Pledge Agreement: SAILS Pledge Agreement dated as of January 29, 2002 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time.

                  Related Registration Agreement: Registration Agreement dated January 29, 2002 among the Company, CSFBI, CSFBC, GSB Investments and MFI, as amended, modified or otherwise supplemented from time to time, in respect of 1,585,000 shares of Company Common Stock.

         (7) SAILS Mandatorily Exchangeable Securities Contract dated as of December 28, 2001 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time, in respect of 1,000,000 shares of Company Common Stock.

                  Related Pledge Agreement: SAILS Pledge Agreement dated as of December 28, 2001 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time.

                  Related Registration Agreement: Registration Agreement dated December 24, 2001 among the Company, CSFBI, CSFBC, GSB Investments and MFI, as amended, modified or otherwise supplemented from time to time, in respect of 1,000,000 shares of Company Common Stock.

         (8) SAILS Mandatorily Exchangeable Securities Contract dated as of December 19, 2001 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time, in respect of 912,500 shares of Company Common Stock.

                  Related Pledge Agreement: SAILS Pledge Agreement dated as of December 19, 2001 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time.

                  Related Registration Agreement: Registration Agreement dated December 11, 2001 among the Company, CSFBI, CSFBC, GSB Investments and MFI, as amended, modified or otherwise supplemented from time to time, in respect of 900,000 shares of Company Common Stock.

                  Related Amended and Restated Registration Agreement:
                  Amended and Restated Registration Agreement dated December 11, 2001 among the Company, CSFBI, CSFBC, GSB Investments and MFI, as amended, modified or otherwise supplemented from time to time, in respect of 912,500 shares of Company Common Stock.

         (9) SAILS Mandatorily Exchangeable Securities Contract dated as of November 16, 2001 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time, in respect of 1,000,000 shares of Company Common Stock.

                  Related Pledge Agreement: SAILS Pledge Agreement dated as of November 16, 2001 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time.

                  Related Registration Agreement:  None.

         (10) Stock Purchase Agreement dated as of November 14, 2001 between GSB Investments and JPMorgan Chase by J.P. Morgan Securities, as agent, as amended, modified or otherwise supplemented from time to time, in respect of 1,000,000 shares of Company Common Stock.

                  Related Pledge Agreement: Pledge Agreement dated as of November 14, 2001 between GSB Investments and JPMorgan Chase by J.P. Morgan Securities, as agent, as amended, modified or otherwise supplemented from time to time.

                  Related Registration Agreement:  None.

         (11) SAILS Mandatorily Exchangeable Securities Contract dated as of October 24, 2001 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time, in respect of 2,000,000 shares of Company Common Stock.

                  Related Pledge Agreement: SAILS Pledge Agreement dated as of October 24, 2001 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time.

                  Related Registration Agreement: Registration Agreement dated October 19, 2001 among the Company, CSFBI, CSFBC, GSB Investments and MFI, as amended, modified or otherwise supplemented from time to time, in respect of 2,000,000 shares of Company Common Stock.

         (12) SAILS Mandatorily Exchangeable Securities Contract dated as of September 28, 2001 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time, in respect of 1,000,000 shares of Company Common Stock.

                  Related Pledge Agreement: SAILS Pledge Agreement dated as of September 28, 2001 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time.

                  Related Registration Agreement:  None.

         (13) SAILS Mandatorily Exchangeable Securities Contract dated as of March 8, 2001 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time, in respect of 1,695,200 shares of Company Common Stock.

                  Related Pledge Agreement: SAILS Pledge Agreement dated as of March 8, 2001 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time.

                  Related Registration Agreement: See Registration Agreement listed under item I(15), below.

         (14) SAILS Mandatorily Exchangeable Securities Contract dated as of December 28, 2000 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time, in respect of 1,304,800 shares of common stock of the Company.

                  Related Pledge Agreement: SAILS Pledge Agreement dated as of December 28, 2000 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time.

                  Related Registration Agreement: See Registration Agreement listed under I(15), below.

         (15) SAILS Mandatorily Exchangeable Securities Contract dated as of December 19, 2000 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time, in respect of 3,000,000 shares of Company Common Stock.

                  Related Pledge Agreement: SAILS Pledge Agreement dated as of December 19, 2000 among GSB Investments, CSFBI and CSFBC, as agent, as amended, modified or otherwise supplemented from time to time.

                  Related Registration Agreement: Registration Agreement dated December 13, 2000 among the Company, CSFBI, CSFBC, GSB Investments and MFI, as amended, modified or otherwise supplemented from time to time, in respect of 6,000,000 shares of Company Common Stock.

         In no event shall any Securityholder be obligated to require any counterparty to any of the transactions contemplated by the foregoing documents to return or replace any Company Common Stock that is subject to any such transaction pursuant to any share lending arrangement set forth therein or entered into in connection therewith.

II.      Credit Facility Documents

         (1) New Amended and Restated Revolving Credit and Term Loan Agreement dated as of August 15, 2001 among Mafco Finance Corp., the banks, financial institutions and other institutional lenders party thereto (the "Lenders"), Citibank, N.A., as initial issuing bank (the "Issuing Bank"), Citibank, N.A., as collateral agent (the "Collateral Agent"), Citibank, N.A., as administrative agent, Salomon Smith Barney Inc. and J.P. Morgan Securities Inc., as joint book managers and joint book arrangers, ING (U.S.) Capital LLC, as documentation agent, and JPMorgan Chase Bank, as syndication agent, as amended by the Consent thereto dated as of September 28, 2001, Amendment No. 1 thereto dated as of December 19, 2001, Amendment No. 2 thereto dated as of January 1, 2002 and Amendment No. 3 thereto dated as of March 19, 2002, and as further amended, modified or otherwise supplemented from time to time.

         (2) New Amended and Restated Guaranty dated as of August 15, 2001 made by GSB Investments, MFI and the other guarantors signatory thereto in favor of the Lenders, the Issuing Bank, the Agents and the Collateral Agent, as amended, modified or otherwise supplemented from time to time.

         (3) New Amended and Restated Pledge Agreement (the "Pledge Agreement") dated as of August 15, 2001 made by the pledgors named therein to the Collateral Agent, as amended, modified or otherwise supplemented from time to time.

         o Total number of shares of Company Common Stock subject to the Pledge Agreement as of the date of this Agreement: 22,868,801.

         o The rights of GSB Investments under Section 1.6 of the 1998 Merger Agreement are pledged to the Collateral Agent under the Pledge Agreement.

         (4) New Amended and Restated Security Agreement dated as of August 15, 2001 made by the grantors named therein to the Collateral Agent, as amended, modified or otherwise supplemented from time to time.

         (5) Voting Trust Agreement dated as of December 30, 1998 among The Bank of New York, as voting trustee, GSB Guarantor Corp., GSB Investments and Citibank, N.A., as collateral agent, as amended, modified or otherwise supplemented from time to time.

III.     Certificate of Incorporation

         Restated Certificate of Incorporation of GSB Investments as filed with the Secretary of State of the State of Delaware on December 30, 1998, as amended, modified or otherwise supplemented from time to time.


Part II

         (1)      Section 3(a)(i)

         o 20,080,724 of the Existing Securities of MFI are not owned of record by such Securityholder or any of its subsidiaries or nominees.

         o All of the agreements and other items set forth on Part I of this Schedule II are hereby incorporated by reference.

         (2)      Section 3(a)(iii)(A)

         The item set forth under Item III on Part I of this Schedule II (Certificate of Incorporation) is hereby incorporated by reference.

         (3)      Section 3(a)(iii)(B)

         All of the agreements and other items set forth under Item II (Credit Facility Documents) on Part I of this Schedule II are hereby incorporated by reference.


                                Schedule III
                                ------------

                           INDEX OF DEFINED TERMS

Term                                                                Page
----                                                                ----

Ford.................................................................1
GSB Investments......................................................1
1998 Merger Agreement................................................2
Agreement............................................................1
Auditor.............................................................24
Beneficial Ownership.................................................2
Beneficially Own.....................................................2
CFB Litigation Distribution Amount..................................19
Company..............................................................1
Company Share Value..................................................2
Consolidated Year....................................................8
Damages..............................................................2
Escrow..............................................................12
Escrow Agent........................................................12
Escrow Agreement....................................................12
Escrow Shares.......................................................12
Escrow Statement....................................................11
Escrow Termination Date..............................................2
Estimated Federal Net Tax Benefits..................................16
Existing Securities...............................................6, 9
FGH..................................................................1
GSB Entity...........................................................8
Held Back Shares....................................................14
HG/F.................................................................1
HG/F Party Damages..................................................20
HG/F Subaccount.....................................................12
Indemnitees.........................................................20
KPMG................................................................15
Litigation Escrow Shares............................................12
Major Shareholders..................................................11
Merger...............................................................1
Merger Agreement.....................................................1
MFI..................................................................1
MFI Group............................................................8
MFI Parties.........................................................20
MFI Party Damages...................................................20
MFI Subaccount......................................................12
Non-Voting Shares....................................................3
Notice Date.........................................................16
Original Payment....................................................17
Parent...............................................................1
Parent Share Value...................................................3
Person...............................................................3
Quarterly Date.......................................................3
Record Holders.......................................................6
Returned Payment....................................................17
Revised Statement...................................................13
Securityholders......................................................1
Securityholders' Representative.....................................24
Settled Tax Shares..................................................14
Shortfall...........................................................18
Sub..................................................................1
Tax Claim...........................................................21
Tax Escrow Shares...................................................12
Taxable Year........................................................13
Unaudited Tax Benefits...............................................3
Utilization Estimate................................................16

                               Schedule 3(c)
                               ------------

              Exceptions to MFI Representations and Warranties

Audits Pending
MacAndrews & Forbes Holdings, Inc.                  1991-1995         Federal Income Tax Returns
MacAndrews & Forbes Group                           1991-1995         New York State Income Tax Returns
MacAndrews & Forbes Group                           1991-1995         New York City Income Tax Returns
Mafco Consolidated Group                            1997-1999         New York State Income Tax Returns
Mafco Consolidated Group                            1997-1999         New York City Income Tax Returns
Revlon Group                                        1991-1995         New York State Income Tax Returns
Revlon Group                                        1991-1995         New York City Income Tax Returns
Revlon, Inc.                                        1996-1998         New York State Income Tax Returns
Revlon, Inc.                                        1989-1998         New York City Income Tax Returns



                                                                  EXHIBIT A

                   Form of Registration Rights Agreement
                   -------------------------------------

         This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of [ ], by and among Citigroup Inc., a Delaware corporation (together with its permitted successors and assigns, "Parent"), GSB Investments Corp., a Delaware corporation, and Hunter's Glen/Ford, Ltd., a limited partnership organized under the laws of the State of Texas (together with GSB Investment Corp., the "Major Shareholders").

         This Agreement is made pursuant to the Securityholders Agreement by and among Citigroup Inc., Golden State Bancorp Inc., and the Persons listed on the signature page thereto, dated as of May 21, 2002 (as such agreement may be amended from time to time, the "Securityholders Agreement"), pursuant to which the Major Shareholders have the right to receive Issuable Shares (as defined in the Securityholders Agreement).

         The parties hereto, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be bound hereby agree as follows:

SECTION 1.        Definitions.
                  -----------

         As used in this Agreement, the following terms shall have the following meanings:

         Agreement: See the recitals hereof.

         Business Day: means any day that the New York Stock Exchange is normally open for trading for a full day and that is not a Saturday, a Sunday or a day on which banks in the City of New York are authorized or required to close for regular banking business.

         Common Stock: means the Common Stock, par value $.01 per share, of Parent, or any other shares of capital stock of Parent into which such stock shall be reclassified or changed (by operation of law or otherwise).

         Parent: See the recitals hereof.

         Delay Period: See Section 2(b) hereof.

         Effectiveness Period: See Section 2(b) hereof.

         Exchange Act: means the Securities Exchange Act of 1934, as amended.

         Merger Agreement: means the Agreement and Plan of Merger by and among Parent, the Company, and Mercury Merger Sub, Inc., a Delaware corporation, dated as of May 21, 2002, as such agreement may be amended from time to time.

         Securityholders Agreement: See the recitals hereof.

         Person: means an individual, corporation, limited liability company, partnership, joint venture, joint stock company, association, trust, unincorporated entity or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof, whether acting in an individual, fiduciary or other capacity.

         Prospectus: means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

         Registrable Shares: means the Issuable Shares and any shares of Common Stock paid, issued or distributed in respect of such shares by way of stock dividends or distribution or stock split or in connection with a combination of shares, recapitalization, reorganization, merger or otherwise, until in the case of any such share (i) a Registration Statement covering such share has been declared effective under the Securities Act and such shares have been disposed of pursuant to such effective registration statement under the Securities Act, or (ii) such share may be transferred by a holder without registration pursuant to the Rule 144 under the Securities Act or any successor rule and Parent has agreed to remove the restrictive legend referred to in Section 5(f) of the Securityholders Agreement upon such sale.

         Registration Statement: means a Form S-3 registration statement of Parent that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         SEC: means the Securities and Exchange Commission.

         Securities Act: means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         Shelf Registration: See Section 2(a) hereof.

         Major Shareholders: See the recitals hereof.

         underwritten registration or underwritten offering: means a registration in which securities of Parent are sold to or through one or more underwriters for reoffering or sale to the public.


SECTION 2.        Shelf Registration.
                  ------------------

         (a) Upon a request by a Major Shareholder made after Issuable Shares are issued under the Securityholders Agreement, Parent shall file up to three Registration Statements under the Securities Act relating to the Registrable Shares, which Registration Statements shall provide for the sale by the holders thereof of Registrable Shares from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (each, a "Shelf Registration").

         (b) Parent agrees to use its reasonable best efforts to cause the SEC to declare each Shelf Registration effective (the date of initial effectiveness of a Shelf Registration being referred to herein as the "Effective Date") and to keep such Shelf Registration continuously effective and usable for the resale of Registrable Shares for a period ending on the earlier of (i) one year from its Effective Date and (ii) the first date on which all the Registrable Shares covered by such Shelf Registration have been sold (the "Effectiveness Period"). The foregoing notwithstanding, Parent shall have the right to suspend the use of each Shelf Registration for a reasonable length of time not to exceed 45 calendar days (a "Delay Period") and from time to time if the Chief Executive Officer, Chief Financial Officer or General Counsel of Parent shall determine in good faith that such use (A) would require disclosure by Parent that would materially interfere with a material financing, merger, sale or acquisition of assets, recapitalization or other similar corporate action of Parent that is pending or expected by Parent to occur or be announced during the Delay Period or (B) would require pre-mature disclosure of non-public information the disclosure of which, in the good faith determination of the Chief Executive Officer, Chief Financial Officer or General Counsel of Parent, would be materially adverse to Parent or with respect to which Parent has a bona fide business purpose for keeping such information confidential; provided, that the aggregate number of days in all Delay Periods in respect of a Shelf Registration occurring in any period of twelve consecutive months shall not exceed 90 and a minimum of 5 Business Days shall elapse between successive Delay Periods. Parent shall provide written notice (to the extent practicable) no fewer than 5 Business Days prior to commencement of a Delay Period and promptly upon the end of any Delay Period to each holder of Registrable Shares covered by the applicable Shelf Registration and such holders shall cease all disposition efforts with respect to Registrable Shares held by them immediately upon the beginning of any Delay Period until notified of the end of such Delay Period (not to exceed 60 days).

         (c) Parent may, in its sole discretion, include other securities in such Shelf Registration (whether for the account of Parent or otherwise).



SECTION 3.        Hold-Back Agreement.
                  -------------------

         Each holder of Registrable Shares agrees, if such holder is requested by an underwriter in an underwritten offering for Parent (whether for the account of Parent or otherwise), not to effect any public sale or distribution of any of Parent's equity securities including (only in the case of an offering for the account of Parent) a sale pursuant to Rule 144 (except as part of such underwritten registration), during the 3-day period prior to, and during the 90-day period beginning on, the closing date of such underwritten offering. In addition, each holder of Registrable Shares agrees, if such holder is requested by Parent, not to effect any public sale or distribution of any of Parent's equity securities pursuant to the Registration Statement, during the 3-day period prior to, and during the pendency of, any period during which an exchange ratio or similar valuation formula based upon the trading prices of the Common Stock is being calculated.

SECTION 4.        Registration Procedures.
                  -----------------------

         In connection with the registration obligations of Parent pursuant to and in accordance with Section 2 hereof (and subject to Parent's rights under Section 2), Parent will use its reasonable best efforts to effect such registration to permit the sale of such Registrable Shares in accordance with the intended method or methods of disposition thereof, and pursuant thereto Parent shall as expeditiously as possible:

         (a) prepare and file with the SEC such amendments (including post-effective amendments) to the applicable Registration Statement, and such supplements to the applicable Prospectus, as may be required by the rules, regulations or instructions applicable to the Securities Act or the rules and regulations thereunder during the applicable period in accordance with the intended methods of disposition by the sellers thereof and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

         (b) notify the selling holders of Registrable Shares promptly and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Shelf Registration or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Shelf Registration or related Prospectus or for additional information regarding such holder, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Shelf Registration or the initiation of any proceedings for that purpose, (iv) of the receipt by Parent of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event that requires the making of any changes in such Registration Statement so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

         (c) use reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness of each Shelf Registration, or the prompt lifting of any suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction in the United States;

         (d) if requested by the selling holders, furnish to counsel for the selling holders of Registrable Shares, without charge, one conformed copy of the applicable Shelf Registration as declared effective by the SEC and of each post-effective amendment thereto, in each case including financial statements and schedules and all exhibits and reports incorporated or deemed to be incorporated therein by reference; and such number of copies of the preliminary Prospectus, each amended preliminary Prospectus, each final Prospectus and each post-effective amendment or supplement thereto, as the selling holders may reasonably request in order to facilitate the disposition of the Registrable Shares covered by the applicable Shelf Registration in conformity with the requirement of the Securities Act (Parent hereby consenting to such use of such documents);

         (e) except during any Delay Period, upon the occurrence of any event contemplated by paragraph 4(b)(ii) or 4(b)(v) above, promptly prepare a supplement or post-effective amendment to the applicable Shelf Registration or related Prospectus or any document incorporated or deemed to be incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (f) cause all Registrable Shares covered by each Registration Statement to be listed on each U.S. securities exchange, if any, on which similar securities issued by Parent are then listed; and

         (g) Parent may require each seller of Registrable Shares as to which any registration is being effected to furnish such information regarding the distribution of such Registrable Shares and as to such seller as it may from time to time reasonably request. If any such information requested prior to the filing of the applicable Registration Statement with respect to any seller is not furnished prior to the filing of such Registration Statement, Parent may exclude such seller's Registrable Shares from such Shelf Registration.

         (h) Parent will use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required for the sale of the Registrable Shares.

         Each holder of Registrable Shares agrees by inclusion of such Registrable Shares in the applicable Registration Statement that, upon receipt of any notice from Parent of the happening of any event of the kind described in Section 4(b)(ii), 4(b)(iii), 4(b)(iv) or 4(b)(v) hereof or upon notice of the commencement of any Delay Period, such holder shall forthwith discontinue disposition of such Registrable Shares covered by such Registration Statement or Prospectus pursuant to such Registration Statement until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(e) hereof, or until it is advised in writing by Parent that the use of the applicable Prospectus may be resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus and, if requested by Parent, such holder shall deliver to Parent (at the expense of Parent) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Shares at the time of receipt of such request.

         Each holder of Registrable Shares further agrees not to utilize any material other than the applicable current Prospectus in connection with the offering of Registrable Shares pursuant to a Shelf Registration.

SECTION 5.        Indemnification and Contribution.
                  --------------------------------

         (a) Parent will indemnify and hold harmless each holder of Registrable Securities, each Person, if any, who controls such holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the agents, employees, officers and directors of such holder and each such controlling Person, against any losses, claims, damages or liabilities to which such indemnified party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or any action in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the applicable Registration Statement or Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such indemnified parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending against such loss, claim, damage or liability as such expenses are incurred; provided, however, that Parent shall not be liable in any such case to the extent any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to Parent by such indemnified party specifically for use in the preparation thereof; provided, further, that Parent shall not be liable to any indemnified party hereunder with respect to the applicable Registration Statement or Prospectus to the extent that any such loss, claim, damage or liability of such indemnified party results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, the applicable Registration Statement or Prospectus which untrue statement or omission was corrected in an amended or supplemented Registration Statement or Prospectus, if the Person alleging such loss, claim, damage or liability was not sent or given, at or prior to the written confirmation of such sale, a copy of the amended or supplemented Registration Statement or Prospectus if Parent had previously furnished copies thereof to such indemnified party and such indemnified party was required under the Securities Act to deliver such amended or supplemented Registration Statement or Prospectus.

         (b) Each holder of Registrable Securities, severally and not jointly, will indemnify and hold harmless Parent, each Person, if any, who controls Parent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the agents, employees, officers and directors of Parent and each such controlling Person against any losses, claims, damages or liabilities to which each such indemnified party may become subject, under the Securities Act or otherwise, to the same extent as the foregoing indemnity from Parent, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon misstatements or alleged misstatements or omissions or alleged omissions made in reliance upon and in conformity with information furnished in writing by such holder to Parent specifically for use in the preparation of the applicable Registration Statement (or any amendment or supplement thereto).

         (c) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party except to the extent the indemnifying party shall have been prejudiced as a result of such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party. In the event the indemnifying party shall assume the defense thereof, any such indemnified party shall have the right to employ separate counsel in such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the indemnifying party has agreed to pay such fees and expenses or (b) the named parties to any such action or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expense of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties). Any such fees and expenses payable by the indemnifying party shall be paid to the indemnified party entitled thereto as incurred by such indemnified party. The indemnifying party shall not be liable for any settlement of any such action or proceeding effected without its written consent (which shall not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the indemnifying party agrees to indemnify and hold harmless each such indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) The obligations of Parent and the holders of Registrable Securities under this Section 5 shall be in addition to any liability that such Persons may otherwise have.

SECTION 6.        Registration Expenses.
                  ---------------------

Except as provided below, whether or not any Registration Statement becomes effective, Parent shall pay all costs, fees and expenses incident to Parent's performance of or compliance with this Agreement including, without limitation, (i) SEC registration and filing fees, fees and expenses of compliance with securities or Blue Sky laws, (ii) fees and disbursements of counsel for Parent and (iii) fees and disbursements of all independent certified public accountants of Parent and all other Persons retained by Parent in connection with the Registration Statement. In all cases, the Major Shareholders will be responsible for underwriters discounts, selling commissions and fees and disbursements of counsel for all such Major Shareholders with respect to the Registrable Shares being sold by it and Parent will have no obligation to pay any such amounts.

SECTION 7.        Miscellaneous.
                  -------------

         7.1 Termination. This Agreement and the obligations of Parent hereunder shall terminate on the earliest of (i) the first date on which no Registrable Shares remain outstanding, and (ii) the close of business on the last day of the final Effectiveness Period; provided that the foregoing Sections 5 and 6 of this agreement shall survive any such termination in accordance with their terms.

         7.2 Amendments and Waivers. The provisions of this Agreement including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions herein may not be given, unless consent is obtained from the party against whom such waiver, modification or amendment is sought to be enforced (consent of the Major Shareholders means Parent has obtained the written consent of holders representing a majority of the Registrable Shares). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter which relates exclusively to the rights of holders of Registrable Shares whose securities are being sold pursuant to a Shelf Registration and that does not directly or indirectly affect the rights of a holder whose securities are not being sold pursuant to such Registration Statement may be given by holders of a majority of the Registrable Shares being sold by such holders; provided, however, that the provision of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

         7.3 Notices. All notices, requests, demands and other communications required or permitted herein shall be in writing and shall be deemed given: when delivered personally; one Business Day after being deposited with a next-day air courier; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back if telexed and when receipt is acknowledged, if telecopied, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof);

               (i) if to a Major Shareholder, to the Securityholders' Representative (as defined in the Securityholders' Agreement) at the address set forth in the Securityholders Agreement; and

               (ii) if to Parent, to Parent and Skadden, Arps, Slate, Meagher & Flom LLP, at their respective addresses as set forth in the Securityholders' Agreement.

         7.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties; provided that without the written consent of Parent, the Major Shareholders may not assign their rights hereunder and no Person who acquires Registrable Shares from a Major Shareholder shall have any rights hereunder. Notwithstanding the foregoing and with no obligation on the part of Parent to amend a Registration Statement, a Major Shareholder's right under this Agreement may be assigned, in whole or in part, to any Permitted Transferee, and any Permitted Transferee shall be deemed to be a Major Shareholder; provided that no such assignment shall be effective or confer any right on any such assignee unless, prior to such assignment, the assignee agrees in writing, in form and substance reasonably satisfactory to Parent, that such assignee will be bound by all provisions binding on a Major Shareholder hereunder; provided, further, that any beneficiary of a pledge described in clause (iv) below shall not be required to agree in writing to be bound by the terms hereof unless and until such beneficiary shall request registration hereunder in respect of the Registrable Shares. A "Permitted Transferee" is (i) any affiliate (as defined in the Merger Agreement) of any Major Shareholder, (ii) any member of the family of a Major Shareholder, including such Major Shareholder's spouse and descendants and any trust, partnership, corporation, limited liability company or other entity for the benefit of such spouse and/or descendants to whom or which any Registrable Shares have been transferred by such Major Shareholder for estate or tax planning purposes, (iii) any charity or foundation to which Registrable Shares have been transferred by such Major Shareholder or person or entity described in clause (ii) above for estate or tax planning or charitable purposes, or (iv) the beneficiary of any bona fide pledge by any Major Shareholder of any Registrable Shares (including upon such beneficiary's request for registration hereunder in respect thereof); provided that such transferee agrees to be bound by the provisions hereof in accordance with the preceding sentence. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto and any Permitted Transferee any rights or remedies hereunder.

         7.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         7.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         7.7 Governing Law. Except to the extent superceded by Federal law, this Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state except for Sections 5-1401 and 5-1402 of the New York General Obligations Law. Each of the parties hereto agrees that any legal action or proceeding with respect to this Agreement may be brought in the Courts of the State of New York or the United States District Court for the Southern District of New York in the Borough of Manhattan and, by execution and delivery of this Agreement, each party hereto irrevocably submits itself in respect of its property, generally and unconditionally to the non-exclusive jurisdiction of the aforesaid courts in any legal action or proceeding arising out of this Agreement. Each of the parties hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in the preceding sentence. Each party hereby consents to process being served in any such action or proceeding by the mailing of a copy thereof by registered U.S. mail, return receipt requested, to the address provided in
Section 7.3 and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof. Nothing in this
Section 7.7 shall affect or eliminate any right to serve process in any other matter permitted by law.

         7.8 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ and alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         7.9 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by Parent with respect to the Registrable Shares. This Agreement supercedes all prior agreements and understandings between the parties with respect to such subject matter.

         7.10 Calculation of Time Periods. Except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be timely performed or given if performed or given on the next succeeding Business Day.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            CITIGROUP INC.


                                            By:
                                               -------------------------------
                                            Name:
                                            Title:

                                            GSB INVESTMENTS CORP.


                                            By:
                                                ------------------------------
                                            Name:
                                            Title:


                                            HUNTER'S GLEN/FORD, LTD.


                                            By:
                                                ------------------------------
                                            Name:
                                            Title:

                                                                  EXHIBIT B



                             Escrow Provisions
                             -----------------



         1. Voting of Escrow Shares. For so long as any Escrow Shares (or any additional securities issued with respect thereto) are held by the Escrow Agent in accordance with the terms of the Securityholders Agreement, each Major Shareholder shall have the absolute right to have that portion of the Escrow Shares allocated to such Major Shareholder's subaccount (and any additional securities issued with respect thereto) voted on all matters with respect to which the vote of the holders of Parent Common Stock is required or solicited in accordance with the written instructions of such Major Shareholder at the time of the applicable record date as given to the Escrow Agent. The Escrow Agent shall promptly forward to the Securityholders' Representative copies of all proxy solicitation material received with respect to the Escrow Shares. The right of a Major Shareholder to instruct the Escrow Agent to vote any portion of the Escrow Shares shall be determined as of the record date established by Parent with respect to such vote. If no written instructions are timely received by the Escrow Agent from a Major Shareholder, then the Escrow Agent shall not vote any of the shares in the Escrow Fund with respect to which such Major Shareholder owns a right.

         2.       Dividends on Escrow Shares.

         (a) For so long as any of the Escrow Shares (or any additional securities with respect thereto) are held by the Escrow Agent in accordance with the terms of the Securityholders Agreement and the Escrow Agreement, each Major Shareholder shall have the absolute right to all dividends and distributions (of whatever nature) on that portion of the Escrow Shares allocated to such Major Shareholder's subaccount (and any additional securities with respect thereto, and any interest or earnings upon such dividends, distributions or additional securities). The Escrow Agent shall deliver to each Major Shareholder such Major Shareholder's portion of such amounts or securities paid or issued in respect of Escrow Shares within 10 days of receiving such dividends.

         (b) Upon execution of the Escrow Agreement, each party shall provide the Escrow Agent with a fully executed W-8 or W-9 Internal Revenue Service form, which shall include their Tax Identification Number (TIN) as assigned by the Internal Revenue Service. All interest or other income earned under the Escrow Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

         3.       Escrow Agent's Responsibility.

         (a) The Escrow Agent's sole responsibility shall be for the safekeeping of the Escrow fund, the establishment and maintenance of subaccounts, and the disbursement thereof, and the Escrow Agent shall not be required to take any other action with reference to any matters which might arise in connection with the Escrow fund, the Escrow Agreement or the Securityholders Agreement. The Escrow Agent may act upon any written instruction or other instrument which the Escrow Agent in good faith believes to be genuine and to be signed and sent by the Securityholders' Representative and the proper officers of Parent. The Escrow Agent shall not be required to take any action until such time as it has received written instructions as provided above and any tax or other information or documents reasonably requested by it. The Escrow Agent shall not be liable for any action taken by it in good faith and believed to be authorized or within the rights or powers conferred upon it by the Escrow Agreement or for anything which the Escrow Agent may do or refrain from doing in connection herewith unless the Escrow Agent is guilty of gross negligence, bad faith or willful misconduct. The Escrow Agent may from time to time consult with legal counsel of its own choice for advice concerning its obligations under the Escrow Agreement, and it shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent has no duty to determine or inquire into the occurrence of any event or the performance or failure of performance of any of the parties hereto with respect to any agreements or arrangements with each other or with any other party or parties.

         (b) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of the Escrow Agreement. The Escrow Agent's duties and obligations are purely ministerial in nature, and nothing herein shall be construed to give rise to any fiduciary obligations of the Escrow Agent. In the event of any disagreement or the representation of any adverse claim or demand in connection with the disbursement of the Escrow Fund, the Escrow Agent shall, at its option, be entitled to refuse to comply with any such claims or demands during the continuance of such disagreement and may refrain from delivering any items affected thereby, and in so doing, the Escrow Agent shall not become liable to the parties or to any other person, due to its failure to comply with such adverse claim or demand. The Escrow Agent shall be entitled to continue, without liability, to refrain and refuse to act:

               (i) until authorized to disburse by a court order from a court having jurisdiction of the parties and the Escrow Fund, after which time the Escrow Agent shall be entitled to act in conformity with such adjudication; or

               (ii) until all differences shall have been adjusted by agreement and the Escrow Agent shall have been notified thereof and shall have been directed in writing, signed jointly or in counterpart by the undersigned and by all persons making adverse claims or demands, at which time the Escrow Agent shall be protected in acting in compliance therewith.

         (c) The Escrow Agent shall treat all communications pursuant to the Escrow Agreement, whether oral or written, confidentially and shall not make any public disclosure of communications to or from any party hereto. In the event that the Escrow Agent is requested in any legal proceeding to disclose any communications, the Escrow Agent shall give prompt notice to the Securityholders' Representative and Parent of such request so that such Securityholders' Representative or Parent may seek an appropriate protective order or other remedy.

         (d) Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under the Escrow Agreement without further act.

         (e) In the event that the Escrow Agent is unable to perform its obligations under the terms of the Escrow Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other cause reasonably beyond its control, the Escrow Agent shall not be liable for damages to the other parties hereto for any unforeseeable damages resulting from such failure to perform or otherwise from such causes. Performance by the Escrow Agent under the Escrow Agreement shall resume when the Escrow Agent is able to perform substantially its duties.

         4.       Indemnification of Escrow Agent.

         (a) The Major Shareholders agree to indemnify and hold the Escrow Agent and its officers and employees harmless for and from all claims, losses, liabilities and expenses (including reasonable legal fees) arising out of or in connection with its acting as Escrow Agent under the Escrow Agreement ("Expenses"), except in those instances where the Escrow Agent has been guilty of gross negligence, bad faith or willful misconduct. In addition, the Major Shareholders agree to pay to the Escrow Agent its reasonable fees and expenses (including reasonable fees and expenses of any counsel in connection with entering into the Escrow Agreement) in connection with the performance of its duties under the Escrow Agreement ("Fees"). Under no circumstances shall the Escrow Agent (i) be entitled to charge the Escrow Fund for any amounts due to the Escrow Agent from the Major Shareholders or (ii) have any rights against Parent as a third party beneficiary or otherwise pursuant to the Escrow Agreement. If the Major Shareholders are required to pay any Expenses or Fees to the Escrow Agent under this section, Parent shall reimburse the Major Shareholders, within two business days after payment has been made and reimbursement requested, one-half of the amount the Major Shareholders paid to the Escrow Agent pursuant hereto in respect of Expenses or Fees. The provisions of this section shall survive the termination of the Escrow Agreement.

         (b) Anything in the Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood for such loss or damage and regardless of the form of action. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation removal of the Escrow Agent or the termination of the Escrow Agreement.

         5. Settlement of Disputes Regarding Ownership. Any dispute which may arise under this Agreement with respect to the delivery and/or ownership or right of possession of the Escrow Shares, or the duties of the Escrow Agent hereunder, shall be settled either by mutual agreement of the parties concerned (evidenced by appropriate instructions in writing to the Escrow Agent, signed by the parties), by a final order, decree or judgment of any appropriate court located in the State of New York (the time for appeal having expired and no appeal having been perfected), or by a certified copy of an arbitration award binding upon the parties other than the Escrow Agent, each party or parties bearing its own costs and expenses with respect to the dispute; provided, however, that all MFI Determinations and HG/F Determinations (collectively, "Determinations") shall be made only as provided in the Securityholders Agreement and neither the Parent nor the Securityholders' Representative have the right to dispute any claim which has been the subject of a Determination. The Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings. Prior to the settlement of any such dispute, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, the Escrow Shares applicable to such dispute. The Escrow Agent shall deliver the appropriate number of Escrow Shares as provided in any settlement among the parties.

         6.       Resignation; Removal.

         (a) The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving 30 days' prior written notice of such resignation to Parent and the Shareholders' Representative, specifying a date when such resignation shall take effect; provided that no such resignation shall be effective until a successor Escrow Agent shall have been appointed and shall have accepted its appointment in writing as hereinafter set forth. Upon such notice, the Securityholders' Representative shall use commercially reasonable efforts to appoint a successor Escrow Agent reasonably acceptable to Parent. If the Securityholders' Representative fails to appoint a successor Escrow Agent within 30 days after such notice or such appointed Escrow Agent has not accepted such appointment in writing within such 30 day period, the Escrow Agent shall be entitled to appoint its successor, which shall be a commercial bank organized under the laws of the United States or any state thereof that has a combined capital and surplus of at least $1 billion.

         (b) Any successor Escrow Agent (whether succeeding a resigning or removed Escrow Agent) shall deliver a written acceptance of its appointment to the resigning Escrow Agent, Parent and the Securityholders' Representative, and immediately thereafter, (i) the resigning Escrow Agent shall transfer and deliver the Escrow Fund to the successive Escrow Agent, whereupon the resignation of the resigning Escrow Agent shall become effective, and (ii) the successor Escrow Agent shall constitute the "Escrow Agent" for all purposes hereunder and all applicable provisions of this Agreement shall apply to the successor Escrow Agent as though it had been named herein. Any such resignation shall not relieve the resigning Escrow Agent from any liability incurred by it hereunder prior to such resignation becoming effective.

         (c) The Escrow Agent shall continue to serve until its successor accepts the duties of Escrow Agent hereunder. Parent and the Shareholders' Representative may agree at any time to remove the Escrow Agent and substitute a new Escrow Agent by giving 30 days' notice thereof to the then acting Escrow Agent. Any successor Escrow Agent appointed as provided herein must be qualified to act as an escrow agent under applicable law.

         7.       Fund Transfer Instructions.

         (a) In the event fund transfer instructions are given (other than in writing at the time of the execution of this Agreement), whether in writing, by telecopier or otherwise the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on the call-back schedule to be attached to the Escrow Agreement, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent and only by the applicable party to the Escrow Agreement. The parties to this Agreement acknowledge that such security procedure is commercially reasonable. Notwithstanding the foregoing, (x) funds may be transferred only to a party to the Escrow Agreement or to such other person designated as may be designated by the applicable party pursuant to the preceding subsection and (y) only the funds allocated to the applicable party may be transferred to such party or to such party's properly designated beneficiary.


         (b) It is understood that the Escrow Agent and the beneficiary's bank in any fund transfer may rely solely upon any account numbers or similar identifying number provided by either of the parties hereto to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank, or an intermediary bank designated.